SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:        Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           UNION ACCEPTANCE CORPORATION
                (Name Of Registrant As Specified In Its Charter)

                          UNION ACCEPTANCE CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11
         (1)      Title of each class of securities to which transaction
                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
                  state how it was determined):     N/A
         (4)      Proposed maximum aggregate value of transaction:     N/A
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
         Schedule and the date of its filing.       N/A
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                                   [UAC LOGO]

                           250 North Shadeland Avenue
                           Indianapolis, Indiana 46219
                                 (317) 231-6400


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held On November 13, 2001


     Notice is hereby given that the Annual Meeting of Shareholders of Union Acceptance Corporation (the "Company") will be held at 250 North Shadeland Avenue, Indianapolis, Indiana, on Tuesday, November 13, 2001, at 10:00 A.M., Indianapolis time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of nine directors of the Company. If the proposal described in Item 4 below is adopted by the shareholders, the nominees will be elected in three classes of three nominees each, with one class having an initial term ending at the annual meeting of shareholders following the fiscal period ending December 2001, the second class having an initial term ending at the annual meeting of shareholders following the fiscal year ending December 2002, and the third class having an initial term ending at the annual meeting of shareholders following the fiscal year ending December 2003. If the proposal in Item 4 below is not adopted, all nominees will be elected for a term of one year.

     2. Ratification of Auditors. Ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for the period ending December 31, 2001.

     3. Approval of Amendment to Incentive Stock Plan. Approval of an amendment to the Union Acceptance Corporation 1999 Incentive Stock Plan to increase the number of shares of Class A Common Stock reserved for issuance to 900,000 shares.

     4. Elimination of Class B voting preference in Election of Directors; Election of Directors in Three Classes. To adopt an amendment to the Company's Articles of Incorporation eliminating the voting preference in the election of directors by automatically converting each outstanding share of Class B common stock to one share of Class A common stock (which will be designated "common stock") and providing for the classification of the Board of Directors into three classes, setting the maximum number of directors at 12.

     5. Increase of Authorized Shares. To adopt an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock by 80,000,000 shares. If the proposal described in
          Item 4 above is adopted by the shareholders, there will be a single class of common stock.

     6. Limitation of Indemnity. To adopt an amendment to the Articles of Incorporation limiting mandatory indemnity for certain employees or agents who have sued the Company or its directors.

     7. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on September 7, 2001 are entitled to vote at the meeting or any adjournment thereof. Your vote is important. Among other requirements, adoption of Item 4, above, requires the favorable vote of at least 80% of all holders of common stock. Please return your proxy promptly.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose or vote your shares by telephone or by using the Internet. If you vote by telephone or the Internet following the instructions included with the proxy card, you do not need to return your proxy card.

     A copy of our Annual Report for the fiscal year ended June 30, 2001, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                                        By Order of the Board of Directors,


                                        /s/ John M. Stainbrook
                                        -------------------------------------
                                        John M. Stainbrook,
                                        President and Chief Executive Officer
Indianapolis, Indiana
October 15, 2001


     IT IS IMPORTANT THAT THE PROXIES BE EXECUTED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, WE URGE YOU TO SIGN, DATE AND PROMPTLY MAIL YOUR PROXY CARD IN THE ENCLOSED ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET.

     IF YOU HAVE QUESTIONS OR NEED ASSISTANCE VOTING YOUR SHARES, PLEASE CALL D.F. KING & CO., OUR INDEPENDENT PROXY SOLICITATION FIRM AT 1-800-XXX-XXXX.

                                 [UAC LOGO]

                           250 North Shadeland Avenue
                           Indianapolis, Indiana 46219
                                 (317) 231-6400


                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                November 13, 2001

     This Proxy Statement is being furnished to the holders of Class A Common Stock, without par value (the "Class A Common Stock"), and to the holders of Class B Common Stock, without par value (the "Class B Common Stock") of Union Acceptance Corporation (the "Company"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at 10:00 A.M., Indianapolis time, on November 13, 2001, at the Company's headquarters located at 250 North Shadeland Avenue, Indianapolis, Indiana, and at any adjournment of such meeting. This Proxy Statement is expected to be mailed to shareholders on or about October 15, 2001.

     The proxy solicited hereby, if properly executed and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company (250 North Shadeland Avenue, Indianapolis, Indiana 46219) written notice thereof,
(ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record at the close of business on September 7, 2001 (the "Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 23,518,513 shares of the Class A Common Stock and 7,396,608 shares of Class B Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to five votes at the Annual Meeting in respect of the election of directors. On all other matters to be presented at the Annual Meeting, each share is entitled to one vote.

     The following table sets forth certain information regarding the beneficial ownership of the Class A Common Stock and Class B Common Stock as of the Voting Record Date, by each person who is known by the Company to own beneficially 5% or more of either Class A Common Stock or Class B Common Stock. Unless otherwise indicated, based on information furnished by such owners, the named beneficial owners have sole voting and dispositive power with respect to the shares reported, subject to community property laws where applicable.

                                            Number of Shares of                       Number of Shares of
                                              Class A Common       Percentage of        Class B Common         Percentage of
Name and Address                            Stock Beneficially        Class A         Stock Beneficially          Class B
of Beneficial Owner                               Owned          Common Stock (1)            Owned            Common Stock (2)
------------------------------------------------------------------------------------------------------------------------------------

Richard D. Waterfield (5) (6) (7) (8)           3,305,046             14.05%               6,938,008               93.80%
Waterfield Mortgage Company, Incorporated
7500 W. Jefferson Boulevard
Fort Wayne, IN  46804

Rhinehart Family Partnership, L.P. (9)             ---                  ---                1,748,097               23.63%
11409 Creekwood Drive
Fort Wayne, IN  46804-9051

Elizabeth W. Chapman (10) (11)                    2,567                0.01%               1,145,885               15.49%
c/o Barrett & McNagny
215 East Berry Street, P.O. Box 2263
Fort Wayne, IN  46801-2263

Frances W. LeMay (11) (12)                        2,567                0.01%                427,041                5.77%
c/o Barrett & McNagny
215 East Berry Street, P.O. Box 2263
Fort Wayne, IN  46801-2263

Franklin Mutual Advisors (13)                   4,829,694             20.54%                  ---                   ---
51 John F. Kennedy Parkway
Short Hills, NJ  07078

John M. Eggemeyer, III (5) (14)                 4,629,511             19.68%                  ---                   ---
6051 El Tordo
Rancho Santa Fe, CA  92067

William J. Ruh (15)                             4,538,358             19.30%                  ---                   ---
6051 El Tordo
Rancho Santa Fe, CA  92067

SuNOVA Capital (13)                             1,888,676              8.03%                  ---                   ---
780 Third Avenue, 30th Floor
New York, NY  10017


--------------------------------------------



                                            Percentage of         Percentage
                                            Voting Power (3)    Voting Power (4)
Name and Address                              In Election         In Othe
of Beneficial Owner                           of Directors        Matters
--------------------------------------------------------------------------------


Richard D. Waterfield (5) (6) (7) (8)
Waterfield Mortgage Company, Incorporated
7500 W. Jefferson Boulevard                      62.80%               33.13%
Fort Wayne, IN  46804

Rhinehart Family Partnership, L.P. (9)
11409 Creekwood Drive
Fort Wayne, IN  46804-9051                        (3)                  (4)

Elizabeth W. Chapman (10) (11)
c/o Barrett & McNagny
215 East Berry Street, P.O. Box 2263              (3)                  (4)
Fort Wayne, IN  46801-2263

Frances W. LeMay (11) (12)
c/o Barrett & McNagny
215 East Berry Street, P.O. Box 2263              (3)                  (4)
Fort Wayne, IN  46801-2263

Franklin Mutual Advisors (13)
51 John F. Kennedy Parkway
Short Hills, NJ  07078                           7.98%                15.62%

John M. Eggemeyer, III (5) (14)
6051 El Tordo
Rancho Santa Fe, CA  92067                       7.65%                14.97%

William J. Ruh (15)
6051 El Tordo
Rancho Santa Fe, CA  92067                       7.50%                14.68%

SuNOVA Capital (13)
780 Third Avenue, 30th Floor
New York, NY  10017                              3.12%                6.11%


--------------------------------------------



(1)  Based upon 23,518,513 shares of Class A Common Stock outstanding.

(2) Based upon 7,396,608 shares of Class B Common Stock outstanding. Shares of Class B Common Stock convert automatically on a share for share basis into shares of Class A Common Stock upon transfer.

(3) Based upon one vote for each of the 23,518,513 shares of Class A Common Stock outstanding and five votes per share for each of the 7,396,608 shares of Class B Common Stock outstanding in respect to the election of directors. Shares beneficially owned by persons for whom no voting power is indicated are held in the Voting Trust described below in note 6.

(4) Based upon one vote for each of the 23,518,513 shares of Class A Common Stock outstanding and one vote for each of the 7,396,608 shares of Class B Common Stock outstanding in respect to all matters voted upon excluding the election of directors. Shares beneficially owned by persons for whom no voting power is indicated are held in the Voting Trust described below in note 6.

(5)  Includes 12,846 and 2,953 shares of restricted  Class A Common Stock issued
     to  Mr.  Waterfield  and  Mr.  Eggemeyer,   respectively,  as  non-employee
     directors pursuant to the Incentive Stock Plans.

(6) Includes 3,000,000 shares of Class A Common Stock and 6,931,208 shares of Class B Common Stock beneficially owned by Mr. Waterfield and held of record by a voting trust created under agreement dated as of June 10, 1994, as amended (the "Voting Trust"), of which 433,821 shares are owned beneficially by a limited liability company of which Mr. Waterfield is a member. Also includes 3,421,023 additional shares of Class B Common Stock held by Mr. Waterfield as trustee of the Voting Trust, which shares are owned beneficially by Elizabeth W. Chapman, Frances W. LeMay, Rhinehart Family Partnership, L.P., Jerry D. Von Deylen, Donald A. Sherman, and certain family members of Mr. Waterfield and the foregoing persons. The term of the Voting Trust expires in August 2005.

(7) Includes 1,000 shares of Class A Common Stock and 6,800 shares of Class B Common Stock held in a limited liability company of which Mr. Waterfield is a member.

(8) Includes 2,567, 2,567 and 148,066 shares of Class A Common Stock controlled by Frances W. LeMay, Elizabeth W. Chapman and Richard D. Waterfield, respectively, which are held of record by Waterfield Foundation, Inc., of which Mr. Waterfield is an officer and director. Mr. Waterfield disclaims beneficial ownership of such shares.

(9)  Held of record by the Voting Trust described above in note 6.

(10) Ms. Chapman owns indirectly all 1,145,885 shares of Class B Common Stock held of record by the Voting Trust described above in note 6.

(11) Includes 2,567 and 2,567 shares of Class A Common Stock controlled by Ms. Chapman and Ms. LeMay, respectively, and held of record by the Waterfield Foundation Inc., of which shares Ms. Chapman and Ms. LeMay disclaim beneficial ownership.

(12) Ms. LeMay owns indirectly all 427,041 shares of Class B Common Stock held of record by the Voting Trust described above in note 6.

(13) Based solely on the shareholder's report on Form 13D, Form 13F or Form 13G.

(14) Includes 4,501,558 shares of Class A Common Stock held of record by various entities in which Mr. Eggemeyer is a partner or officer, with an additional 127,953 shares of Class A Common Stock owned by Mr. Eggemeyer.

(15) Per Form 13D provided to the Company, 4,501,558 shares of Class A Common Stock held of record by various entities in which Mr. Ruh is a partner or officer, with an additional 36,800 shares of Class A Common Stock owned by Mr. Ruh.




                       PROPOSAL I - ELECTION OF DIRECTORS

     The Company's Articles of Incorporation currently provide that members of the Board of Directors are to be elected for a term of one year and until their successors are elected and qualified. In September 2001, the Company's Board of Directors adopted, subject to shareholder approval, certain amendments to the Company's Articles of Incorporation as herein discussed in Proposal IV and which includes an amendment to divide the Board of Directors into three classes, with each class to be as nearly equal in number of directors as possible, each of whom would serve for three years, with one class being elected each year.

     The Board of Directors has nine (9) members, all of whom are nominated for election at the 2001 Annual Meeting. Should Proposal IV be approved, effective upon filing of the amendment with the Indiana Secretary of State, the Board of Directors will be divided into three (3) classes, as follows. Three (3) Class I directors shall serve for terms expiring in May 2002; three (3) Class II directors shall serve for terms expiring in May 2003; and three (3) Class III directors shall serve for terms expiring in May 2004. The nominees for director, according to the classes to which they are expected to be assigned upon effectiveness of the amendment described in Proposal IV, are as follows:

Class I: Thomas C. Heagy, William E. McKnight, and Donald A. Sherman

Class II: John M. Davis, John M. Stainbrook, and Thomas M. West

Class III: John M. Eggemeyer, III, Michael G. Stout, and Richard D. Waterfield

     Each of the nominees is a current director of the Company. If elected by the shareholders at the Annual Meeting, the terms of the nominees will expire as described above according to the specified class. In July 2001, the Company's Board of Directors approved a change to the Company's fiscal year end from June 30 to December 31. Accordingly, the next Annual Meeting of Shareholders will be held in May 2002, at which time Class I directors will be nominated to serve a three-year term.

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed above, each of whom have consented to be named and have indicated their intent to serve if elected. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed above may not be able to serve as directors if elected.

     The table set forth below reflects certain information regarding the nominees for election as a director, including the number and percent of shares of Class A Common Stock and Class B Common Stock beneficially owned by such persons as of the Voting Record Date. The table also sets forth the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by certain executive officers of the Company and by all directors and certain executive officers of the Company as a group.


                                                       Number of Shares                       Number of Shares
                                                       of Class A Common    Percentage of    of Class B Common     Percentage of
Name and Address                     Director of      Stock Beneficially       Class A       Stock Beneficially       Class B
of Beneficial Owner                  Company Since            Owned        Common Stock (1)         Owned          Common Stock (2)
-----------------------------------------------------------------------------------------------------------------------------------
Nominee:
John M. Davis (3)                        1994                  39,018              0.17%                 ---              ---
John M. Eggemeyer, III (3)               2000               4,629,511             19.68%                 ---              ---
Thomas C. Heagy                          2001                     ---                ---                 ---              ---
William E. McKnight                      2001                     ---                ---                 ---              ---
Donald A. Sherman (3)                    1994                 220,953              0.94%              50,000            0.68%
John M. Stainbrook (4)                   1994                  94,796              0.40%                 ---              ---
Michael G. Stout (3)(4)                  2000                 869,907              3.70%                 ---              ---
Richard D. Waterfield (3)(5)(6)(7)       1994               3,305,046             14.05%           6,938,008           93.80%
Thomas M. West (3)                       1994                  71,446              0.30%                 ---              ---

Other Executive Officers:

Lee N. Ervin                                                      ---                ---                 ---              ---
Chief Operating Officer

David S. Nash (4)                                              67,315              0.29%                 ---              ---
Chief Credit Officer

Rick A. Brown (4)                                              43,314              0.18%                 ---              ---
Chief Financial Officer
and Treasurer

Maureen A. Schoch (4)                                          37,882              0.16%                 ---              ---
Chief Servicing Officer
and Assistant Secretary

Timothy I. Shaw (4)                                            44,793              0.19%                 ---              ---
Chief Information Officer

All directors and executive
officers as a group                                         9,423,981        40.07%           6,938,008           93.80%
(14 persons)

--------------------------------------------

(1) Based upon 23,518,513 shares of Class A Common Stock outstanding and options exercisable by above officers and directors within 60 days.

(2) Based upon 7,396,608 shares of Class B Common Stock outstanding. Shares of Class B Common Stock convert automatically on a share for share basis into shares of Class A Common Stock upon transfer.

(3)  Includes  12,846,  2,953,  10,953,  3,967,  12,846  and  12,846  shares  of restricted Class A Common Stock issued to Messrs. Davis, Eggemeyer, Sherman, Stout, Waterfield and West, respectively, as non-employee directors pursuant to the Incentive Stock Plan.

(4)  Includes options for 150,000,  22,759,  25,946,  26,114,  26,282 and 36,793
     shares of Class A Common Stock granted to Mr. Stout, Mr. Stainbrook, Mr. Nash, Mr. Brown, Ms. Schoch and Mr. Shaw, respectively, under the Incentive Stock Plan which are currently exercisable in accordance with their terms. Does not include shares of Class A Common Stock reserved for issuance upon exercise of other options granted to such individuals which are not exercisable within 60 days.

(5) Includes 3,000,000 shares of Class A Common Stock and 6,931,208 shares of Class B Common Stock beneficially owned by Mr. Waterfield and held of record by a voting trust created under agreement dated as of June 10, 1994, as amended (the "Voting Trust"), of which 433,821 shares are owned beneficially by a limited liability company of which Mr. Waterfield is a member. Also includes 3,421,023 additional shares of Class B Common Stock held by Mr. Waterfield as trustee of the Voting Trust, which additional shares are owned beneficially by Elizabeth W. Chapman, Frances W. LeMay, Rhinehart Family Partnership, L.P., Jerry D. Von Deylen, Donald A. Sherman, and certain family members of Mr. Waterfield and the foregoing persons. The term of the Voting Trust expires in August 2005.

(6) Includes 1,000 shares of Class A Common Stock and 6,800 shares of Class B Common Stock held in a limited liability company of which Mr. Waterfield is a member.

(7) Includes 2,567, 2,567 and 148,066 shares of Class A Common Stock controlled by Frances W. LeMay, Elizabeth W. Chapman and Richard D. Waterfield, respectively, which are held of record by Waterfield Foundation, Inc., of which Mr. Waterfield is an officer and director. Mr. Waterfield disclaims beneficial ownership of such shares.



     Mr.  Davis  (age 49) has  served as Vice  President,  General  Counsel  and
Secretary of IWC Resources Corporation ("IWC") and its subsidiary, the Indianapolis Water Company since July 1993. He also serves as a director of Waterway Holdings, Inc., another subsidiary of IWC, and the Indiana Railroad Company, a subsidiary of CSX Transportation Company. He was previously a tax partner at KPMG Peat Marwick LLP (now KPMG LLP), Indianapolis, from June 1974 to June 1993. He has been a director of the Company since June 1994.

     Mr. Eggemeyer (age 55) has served on the Company's Board of Directors since October 2000. He has over thirty years of banking and investment banking experience having served as a senior executive of organizations such as First Chicago, Norwest, Chase, U.S. Bancorp and Drexel Burnham. Mr. Eggemeyer currently serves as President and Chief Executive Officer of Belle Plaine Partners, Inc., Castle Creek Capital, LLC and Castle Creek Financial, LLC, which he co-founded in 1995. Mr. Eggemeyer also serves as a director for TCF Financial Corporation and Chairman of the Board and director of First Community Bancorp.

     Mr. Heagy (age 56) was appointed to the Company's Board of Directors in September 2001. Since January 1996, Mr. Heagy has served as Chief Financial Officer of ABN AMRO North America, Inc., a bank holding company, where he oversees the finance and asset liability functions. He also serves as Vice Chairman of LaSalle Bank N.A. and director of LaSalle National Corporation, members of the ABN AMRO Group.

     Mr. McKnight (age 57) was appointed to the Company's Board of Directors in September 2001. Mr. McKnight is President of Coastal Credit, LLC, a sub-prime auto lender.

     Mr. Sherman (age 50) has served on the Company's Board of Directors since its formation. He has served as Executive Vice President of Union Federal since July 1990, has served on its board of directors since September 1984 and was appointed Vice Chairman in 1999. Mr. Sherman is President, CEO and Chairman of WMC. He also holds positions with various other affiliates of Union Federal and WMC.

     Mr. Stainbrook (age 53) was named President of the Company upon its formation, was appointed to the Board of Directors in May 1994 and was appointed Chief Executive Officer in 1998. Beginning January 1986, he served as the Senior Vice President of Union Federal's Consumer Lending Department, where he held primary management and budgetary authority with respect to the indirect retail automobile financing operations of Union Federal. Before coming to Union Federal in 1986, Mr. Stainbrook was Vice President of Indirect Lending for Merchants National Bank and Trust Company of Indianapolis, Indiana (now National City Bank, Indiana) for fifteen years, working primarily in the area of indirect consumer lending.

     Mr. Stout (age 45) was named to the Company's Board of Directors in April 2000, and he was appointed Chairman in February 2001. Since 1997, he has served as a director of Numismatic Funding, LLC, and Coastal Credit, LLC, companies involved in the commercial and auto finance industries, respectively. Numismatic Funding, LLC was sold in 2001. In addition, Mr. Stout was a director of Ballard Petroleum, LLC, an independent Rocky Mountain oil and gas exploration company which was sold in 2001 to Alberta Energy. He was previously a Managing Director at Donaldson, Lufkin and Jenrette (now Credit Suisse First Boston.)

     Mr. Waterfield (age 56) served as Chairman of Union Federal from September 1984 to May 1999. Mr. Waterfield also served as Chairman of WMC, a mortgage banking company and parent of Union Federal, from 1980 to May 1999. Mr. Waterfield now serves as Vice Chairman of WMC, is a director of Union Federal, and also holds positions with various affiliates of those entities. He has been a director of the Company since its formation.

     Mr. West (age 61) was named to the Company's Board of Directors in June 1994 and has been a member of the board of directors of Union Federal since April 1992. Mr. West served for over thirty years in various management and executive positions with Lincoln National Reinsurance Cos. and its affiliates, most recently serving as President and Chief Executive Officer of Lincoln National Reinsurance Cos. until late 1994. Mr. West serves as President of West Consult Corp., a privately-owned investment and consulting company. In March 1999, Mr. West was appointed Chairman, CEO and President of the General & Cologne Life RE of America, a subsidiary of Berkshire Hathaway, Inc. From
September 1997 through March 1999, Mr. West was a director and officer of certain funding and securitization subsidiaries of the Company.

OTHER EXECUTIVE OFFICERS:

     Mr. Ervin (age 53) was employed as Chief Operating Officer of the Company in September 2001. Mr. Ervin joins the Company from Fairbanks Capital Corporation, a servicer and purchaser of residential mortgage loans, where he served as Chief Operating Officer and Executive Vice President - Servicing Operations from 1998 to September 2001. Mr. Ervin was responsible for overall management of servicing and loss mitigation operations. From 1995 to 1998, Mr. Ervin served as Senior Vice President of Collections, Loss Mitigation & MIS at Calmco, Inc., a financial services company and wholly owned subsidiary of Donaldson, Lufkin & Jenrette (now Credit Suisse First Boston.)

     Mr. Nash (age 38) was named Vice President-Lending Operations of the Company upon its formation and was appointed Chief Credit Officer in 1998. Mr. Nash joined Union Federal in 1988 as a sales representative. He also served as Assistant Vice President-Dealer Banking and Vice President-Dealer Banking. Between 1986 and 1988, Mr. Nash worked as a field/sales representative for Pat Ryan & Associates, in which capacity he worked with retail automobile dealers to improve sales techniques and profitability, especially in their finance and insurance departments.

     Mr. Brown (age 38) was named Treasurer and Chief Financial Officer of the Company upon its formation and also serves as a Vice President of the Company. A certified public accountant, Mr. Brown served as Assistant Controller for Union Federal since coming to the bank in 1990. From 1988 to 1990, he was a senior auditor for Greenwalt Sponsel & Co., Inc., an accounting firm in Indianapolis, Indiana. Mr. Brown worked for Ernst and Young LLP, formerly Arthur Young & Co., from 1986 to 1988 as both a staff assistant and a senior auditor.

     Ms. Schoch (age 40) was named Vice President of Operations and Servicing of the Company upon its formation and was named Assistant Secretary during 1994. She was appointed Chief Operations Officer in 1998, and her title was changed to Chief Servicing Officer in 2001. In May 1986 she joined Union Federal as Senior Operations Assistant. She also served as Assistant Manager of Direct Lending, Internal Loan Review Manager and Assistant Vice President of Operations and Servicing. From 1984 until 1986, she was employed at Merchants National Bank and Trust Company of Indianapolis, Indiana (now National City Bank, Indiana) in its indirect lending area.

     Mr. Shaw (age 37) was named Vice President of Management Information Systems ("MIS") of the Company upon its formation. He was appointed Chief Information Officer of the Company in 1998. Mr. Shaw joined Union Federal in December 1990 as a Systems Developer. He also served as Assistant Vice President of MIS for Union Federal responsible for company-wide MIS operations. Mr. Shaw was the head of Systems Design for DNA Software Company from 1989 to 1990 and worked for Kimmerling, Myers & Co. from 1986 to 1989, where he was responsible for their MIS division beginning in 1987.

     Mr. Von Deylen (age 59) served as Chairman of the Board of Directors for the Company until February 2001 and on the Company's Board until his retirement in September 2001. He has served as President of Union Federal Bank of Indianapolis (formerly Union Federal Savings Bank of Indianapolis) ("Union Federal") since 1987 and was appointed Chairman of the Board. Mr. Von Deylen joined Union Federal as a Director and Executive Vice President in 1984, after participating in the acquisition of Union Federal Savings and Loan Association by an affiliate of Waterfield Mortgage Company, Incorporated ("WMC"), for which he served as Controller from 1983 to 1984. Between 1963 and 1983, Mr. Von Deylen held positions with First Federal Savings and Loan of Ft. Wayne, Indiana, including Vice President and Treasurer. Mr. Von Deylen also holds positions with various affiliates of Union Federal and WMC.

     THE DIRECTORS SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST AT THE ANNUAL SHAREHOLDER MEETING.


Meetings and Committees of the Board of Directors

     During the fiscal year ended June 30, 2001, the Board of Directors of the Company met eight times, including teleconferences, in addition to taking a number of actions by unanimous written consent. During fiscal 2001, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

     The Company's Audit Committee is responsible for overseeing the Company's financial reporting process, recommending the appointment of the Company's independent accountants, reviewing quarterly and annual earnings releases, meeting with the independent accountants to outline the scope and review the results of the annual audit, and reviewing with the internal auditor the systems of internal control and audit reports. The current members of this committee are Messrs. Davis, Eggemeyer and Heagy. Mr. Heagy was appointed to the Audit Committee upon his appointment to the Company's Board of Directors in September 2001. Each of these members is independent, as that term is defined by the rules of the NASD, except Mr. Eggemeyer. Mr. Eggemeyer may not qualify as "independent" under NASD rules because of his controlling relationship with Castle Creek Financial LLC, which served as standby placement agent and financial advisor to the Company in connection with its June, 2001, rights offering. See "--Certain Transactions with Related Person." In the case of Mr. Eggemeyer, the board of directors has determined, in compliance with Nasdaq listing standards, to continue Mr. Eggemeyer's service on the audit committee, because the one-time engagement of his affiliate by the Company does not materially impair his independence, and, in any event, is only deemed to impair his independence temporarily under NASD rules.

     The Audit Committee met six times, including teleconferences, during fiscal 2001. The Company's Board of Directors adopted a restated Audit Committee Charter in April 2000, a copy of which is attached hereto as Appendix A.

Report of the Audit Committee:

     The Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2001, with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 filed with the Securities and Exchange Commission.

                             Audit Committee Members
                                  John M. Davis
                             John M. Eggemeyer, III
                                 Thomas C. Heagy

     The Compensation Committee of the Board of Directors is comprised of Messrs. Davis andEggemeyer. The Committee recommends employee compensation, benefits and personnel policies to the Board of Directors and establishes for Board approval salary and cash bonuses for senior officers. The Compensation Committee also administers the Union Acceptance Corporation 1994 Incentive Stock Plan ("1994 Plan") and Union Acceptance Corporation 1999 Incentive Stock Plan ("1999 Plan") and has certain responsibilities for the Company's bonus plan for senior officers of the Company. During fiscal 2001, the Compensation Committee held one meeting and took other actions by written consent.

     The Board has established a nominating committee, consisting of Mr. Waterfield, as chairman, Mr. Stout and Mr. Eggemeyer. The Committee did not meet during fiscal 2001. The committee is authorized to identify and recommend nominees for election as directors of the Company. Company shareholders desiring to recommend potential nominees for consideration by the committee may submit recommendations in writing, (including information confirming their shareholder status and the identity and background of the potential nominee) to the attention of the Company's Secretary at its headquarters.



                Management Remuneration and Related Transactions

Report of the Compensation Committee:

The  objectives  of  the  Compensation   Committee  with  respect  to  executive
compensation are the following:

     (1) Provide compensation opportunities generally comparable to those offered by other similarly situated companies to ensure the Company's ability to attract and retain talented executives who are essential to the Company's long-term success;

     (2)  Reward  executive   officers  based  upon  their  ability  to  achieve
          short-term and long-term strategic goals and objectives and to enhance shareholder value; and

     (3) Align the interests of the executive officers with the long-term interests of shareholders by granting stock options which will become more valuable to the executives as the value of the Company's shares increases.

     At present, the Company's executive compensation program is comprised of base salary, annual incentive bonuses and long-term incentive opportunities provided in the form of stock options. Annual incentive bonuses are generally tied to the Company's financial performance during the fiscal year, and stock options have a direct relation to long-term enhancement of shareholder value. In years in which the Company's performance goals are met or exceeded, executive compensation should tend to be higher than in years in which performance is below expectations.

     Base Salary. The base salary levels of the Company's executive officers, including Mr. Stainbrook's, are intended to be generally comparable to those offered to executives with similar talent and experience in similarly situated finance companies. In determining base salaries, including Mr. Stainbrook's, the Compensation Committee also takes into account individual performance and experience.

     Bonus Plan. In fiscal 1998, the Compensation Committee authorized a bonus plan for the executive officers (other than the Chairman of the Board). Such plan provides for a bonus factor for each officer to be applied to the amount by which return on equity exceeds a targeted level. The Company keeps an accounting of each officer's earned bonus amount. After each fiscal quarter, 25% of the officer's positive account balance may be paid to the officer as bonus and the balance is deferred on an unfunded basis with interest. At the end of the fiscal year, 100% of the officer's positive account balance is paid to the officer as a bonus. Any positive balance will be paid if the officer leaves the Company, but is subject to forfeiture if the officer is employed by a competitor or is terminated for cause. Because return on equity did not reach the targeted level for the year ended June 30, 2001, no bonuses were paid under this plan. This plan has been amended so that after July 1, 2001, the bonus pool will be determined by an aggregate formula, but individual bonuses will be determined and paid at the discretion of the Compensation Committee.

     To reward the individual performance and achievements of the senior executives for 2001, the Compensation Committee awarded discretionary bonuses of $32,000 to each of the named executives other than Mr. Stainbrook, and $88,000 to Mr. Stainbrook.

     In February 2001, Michael G. Stout was appointed Chairman of the Board of Directors upon Mr. Von Deylen's retirement from that position. Mr. Von Deylen did not receive any regular salary nor any director compensation during fiscal 2001, but the Company has entered into an agreement with Mr. Von Deylen to pay him $10,000 per month for continued consulting services and providing that he would remain entitled to prorated bonus compensation for the portion of fiscal 2001 during which he was employed. The Compensation Committee awarded Mr. Von Deylen a bonus of $112,000.

     Mr. Stout is receiving base compensation at the rate of $250,000, but does not participate in management bonus plans.

     Stock Options and Restricted Stock. The Union Acceptance Corporation 1994 Incentive Stock Plan ("1994 Plan") and the Union Acceptance Corporation 1999 Incentive Stock Plan ("1999 Plan") are the Company's long-term incentive plans for directors, executive officers and other key employees. The objectives of the 1994 and 1999 Plans are to align executive and shareholder long-term interests by creating a strong and direct link between executive compensation and shareholder return, and to enable executive officers and other key employees to develop and maintain a significant long-term ownership position in the Company's Class A Common Stock. The 1994 and 1999 Plans authorize the Compensation Committee to award executive officers and other key employees incentive and non-qualified stock options and restricted shares of Class A Common Stock.

     A total of 500,000 shares and 900,000 shares of Class A Common Stock have been reserved for issuance under the 1994 Plan and 1999 Plan respectively, of which options for 1,019,881 shares of Class A Common Stock were granted to senior officers and other management employees through fiscal 2001 as follows:
Mr. Stout, 300,000; Mr. Von Deylen, 124,583; Mr. Stainbrook, 91,833; Mr. Nash, 55,000; Mr. Brown, 53,500; Ms. Schoch, 44,500; Mr. Shaw, 41,750; and 286 other officers and key employees as a group, 308,715. Upon Mr. Von Deylen's resignation, the Company amended Mr. Von Deylen's stock option agreements whereby all outstanding stock options were deemed to be non-qualified and immediately exercisable. On March 2, 2001, the Company's Compensation Committee authorized the Company to repurchase the remaining outstanding which had an exercise price of $16.00 per share. A total of 217,250 options were repurchased for $1.00 per option.

     Mr. Stout's and Mr. Stainbrook's stock option grants have been determined in order to create a substantial incentive of both executives to work toward the continued success of the Company and in recognition of the important leadership role each has played and will continue to play in the establishment and development of the Company. Mr. Stout's option award was determined in view of the understanding that he would not participate in the management bonus plans and to provide a substantial equity incentive in lieu thereof.

     In addition, each of the non-employee directors of the Company was awarded 937 shares of restricted Class A Common Stock under the Incentive Stock Plan upon consummation of the Company's initial public offering, and a total of 11,909 shares at the Company's subsequent Annual Meetings. Mr. Stout and Mr. Eggemeyer were also awarded 1,441 and 427 shares, respectively, of restricted Class A Common Stock under the Incentive Stock Plan for their service on the Board of Directors following their appointments in April 2000 and October 2000, respectively.

     Employee Stock Purchase Plan. In February 2000, the Company's Board of Directors approved the Union Acceptance Corporation Employee Stock Purchase Plan ("Stock Purchase Plan"). The Stock Purchase Plan provides a means for employees to purchase shares of Class A Common Stock at market prices current at the time of purchase through regular payroll deductions. As an additional benefit, the Company will contribute an amount equal to 10% (subject to change at the discretion of the Company's directors) of the employee's payroll deductions. The Stock Purchase Plan was implemented January 1, 2001, and pursuant to the Stock Purchase Plan, two quarterly stock purchases have been made as of the Record Date on behalf of the participants.

     To date, the Compensation Committee has not taken steps to cause the Company's executive compensation arrangements to accommodate the provisions of
Section 162(m) of the Internal Revenue Code of 1986, as amended, which limit the deductibility of an executive's compensation to $1 million annually, because it does not presently anticipate that any executive officer's remuneration will exceed $1 million per year. Both the 1994 and 1999 Plans have been structured so that option awards should qualify as performance-based compensation excluded from the $1 million limit.

     The Compensation Committee believes that linking executive compensation generally to corporate performance results in better alignment of compensation with corporate goals and the interests of the Company's shareholders. As performance goals are met or exceeded, most probably resulting in increased value to shareholders, executives are appropriately rewarded. The Committee believes that compensation levels for the year ended June 30, 2001, for executives, and for Mr. Stainbrook in particular, adequately reflect the Company's compensation goals and policies.



                         Compensation Committee Members
                                  John M. Davis
                             John M. Eggemeyer, III

     Compensation Committee Interlocks and Insider Participation. During fiscal 2001, the directors named above were the members of the Compensation Committee of the Board of Directors. In addition, Mr. Stout was a member of the Compensation Committee until his resignation in February 2001 upon being appointed Chairman of the Company's Board of Directors. Mr. Stout is a member of the board of directors of Coastal Credit, LLC, of which Mr. McKnight is an executive officer.

     Mr. Eggemeyer was appointed to the Compensation Committee in October 2000. Mr. Eggemeyer is an executive officer of Castle Creek Financial, LLC. Castle Creek Financial, LLC performed consulting and financial advisory services and was paid fees of $1 million plus expenses, in connection with the Company's subscription rights offering which was completed in June 2001. See "--Certain Transactions with Related Persons."


Remuneration of Named Executive Officers.

     The following table sets forth for each of the Company's last three fiscal years information with respect to the Company's Chief Executive Officer and the four most highly compensated individuals serving as an executive officer whose aggregate salary and bonus for fiscal year 2001 exceeded $100,000.




                                                Summary Compensation Table

                                                    ANNUAL COMPENSATION

                                                                                               LONG TERM
                               FISCAL                                 OTHER ANNUAL          COMPENSATION AWARDS      ALL OTHER
NAME & PRINCIPAL POSITION(S)   YEAR      SALARY ($)     BONUS ($)    COMPENSATION ($)(1)     OPTIONS/SARS (#)    COMPENSATION ($)(2)
------------------------------------------------------------------------------------------------------------------------------------

John M. Stainbrook             2001       350,000         88,000         68,500                72,833                2,700
Chief Executive Officer        2000       340,000        252,000              -                 9,000                5,800
  and President                1999       325,000        205,000              -                     -                7,400

David S. Nash                  2001       214,000         32,000         15,000                 42,500               2,600
Chief Credit Officer           2000       205,000         87,000              -                  7,500               5,800
                               1999       195,000         55,000              -                      -               7,400

Rick A. Brown                  2001       192,000         32,000         15,000                 42,500               2,700
Chief Financial Officer        2000       185,000         90,000              -                  6,000               5,600
  and Treasurer                1999       175,000         55,000              -                      -               7,200

Maureen A. Schoch              2001       182,000         32,000         15,000                 35,000               1,800
Chief Servicing Officer and    2000       175,000         87,000              -                  4,500               5,800
Assistant Secretary            1999       150,000         55,000              -                      -               6,100

Jerry D. Von Deylen (3)(4)     2001             -        112,000        103,750                 84,583              40,000
Chairman                       2000             -        256,000              -                  5,000                   -
                               1999             -        215,000              -                 25,000                   -


(1) Represents the Company purchase of stock options granted at $16.00 per share which were repurchased in March 2001.

(2) Represents the Company's 25% match of up to 6% of employee deferrals of currently earned income into the Waterfield Plan, the Company's 401(k) profit sharing plan, and any discretionary profit sharing contributions made by the Company to the Waterfield Plan.

(3) Mr. Von Deylen served as Chairman of the Company's Board of Directors until February 2001.

(4) Other Compensation reported constitutes consulting fees paid to Mr. Von Deylen beginning in March 2001.



Incentive Stock Plans

     The 1994 Plan was approved by Union Federal as the Company's sole shareholder in June, 1994, prior to the Company's initial public offering, and the 1999 Plan was approved by the Company's shareholders at the 1999 Annual Meeting of Shareholders. An amendment to the 1999 Plan increasing the shares authorized for issuance thereunder by 300,000 was approved by the Company's shareholders at the 2000 Annual Meeting of Shareholders. A similar amendment to the 1999 Plan increasing the number of shares authorized for issuance by another 300,000 shares will be presented to shareholders for approval at the 2001 Annual Meeting. Options or other grants to be received by executive officers or other employees in the future are within the discretion of the Compensation Committee. Stock options granted under the 1994 and 1999 Plans are exercisable at such times (up to five or ten years from the date of grant, depending on the terms of the option grant) and at such exercise prices (not less than 85% of the fair market value of the Class A Common Stock at date of grant) as the Committee determines and will, except in limited circumstances, terminate if the grantee's employment terminates prior to exercise. The outstanding options' maximum term is five or ten years, depending on the terms of the option grant.

     The following table sets forth information related to options granted during the fiscal year ended June 30, 2001, to each of the executive officers identified in the summary compensation table above.





                                   Option/SAR Grants in Last Fiscal Year
--------------------------------------------------------------------------------------------------------------
                                                                                      Potential Realized
                                                                                       Value at Assumed
                                             Individual Grants                          Annual Rates of
----------------------------------------------------------------------------------
                                       % of Total                                       Stock Price Appreciation
                                      Options Granted   Exercise Price                          for Option Term
                            Options    To Employees      Per Share       Expiration     -------------------------
          Name              Granted    in Fiscal Year    ($/Share)          Date          5%            10%
--------------------------------------------------------------------------------------------------------------

Michael G. Stout (1)        300,000           38.5%       $ 5.3750       02/23/06       $445,504      $ 984,448
John M. Stainbrook (2)       72,833            9.4%       $ 5.4690       07/26/05       $110,026      $ 243,153
David S. Nash (3)            42,500            5.5%       $ 5.4690       07/26/05       $ 64,203      $ 141,885
Rick A. Brown (4)            42,500            5.5%       $ 5.4690       07/26/05       $ 64,203      $ 141,885
Maureen A. Schoch (5)        35,000            4.5%       $ 5.4690       07/26/05       $ 52,873      $ 116,847
Jerry D. Von Deylen (6)      84,583           10.9%       $ 5.4690       07/26/05       $127,777      $ 282,378




(1) Approximately 88% (262,792 options) are non-qualified stock options of which one-half are exercisable currently and one-half become exercisable on February 23, 2002. The remaining 37,208 options are incentive stock options of which one-half are exercisable currently and one-half become exercisable on February 23, 2002.

(2) Approximately 80% (58,074 options) are incentive stock options of which 3,222 options become exercisable on January 1, 2002, and 18,284 options become exercisable on January 1, 2003, 2004, and 2005. The remaining 14,759 options are non-qualified and exercisable currently.

(3) These incentive stock options become exercisable in the following increments: 18,946 options are exercisable currently, 14,593 options become exercisable on January 1, 2002, and 8,961 options become exercisable on January 1, 2003.

(4) These incentive stock options become exercisable in the following increments: 19,714 options are exercisable currently, 14,977 become exercisable on January 1, 2002, and 7,809 options become exercisable on January 1, 2003.

(5) Options granted are incentive stock options of which 20,482 options are exercisable currently, and 14,518 options become exercisable on January 1, 2002.

(6) Mr. Von Deylen's options were granted while he served as Chairman of the Company's Board of Directors. Following his resignation as Chairman of the Board in February 2001, his options became immediately vested and are non-qualified stock options.


     The following table sets forth the number of shares covered by both exercisable and unexercisable stock options held by the individuals named above as of June 30, 2001.



                                                  FISCAL YEAR-END OPTION VALUES

                                  Number of Shares Underlying            Value of Unexercised
                                     Unexercised Option                 In-the-Money Options (3)
                                  Exercisable  Unexercisable           Exercisable  Unexercisable
------------------------------------------------------------------------------------------------

Michael G. Stout (1)                150,000     150,000                  $ 37,875       $ 37,875
John M. Stainbrook (1)               20,759     71,074                     2,339          9,205
David S. Nash                        23,446     31,554                     3,003          3,733
Rick A. Brown                        23,914     29,586                     3,125          3,612
Maureen A. Schoch                    24,382     20,118                     3,246          2,301
Jerry D. Von Deylen (2)             124,583          -                    21,281              -

(1) Approximately 88% of Mr. Stout's options and 23% of Mr. Stainbrook's options are non-qualified stock options.

(2) Following Mr. Von Deylen's resignation as Chairman of the Company's Board of Directors in February 2001, Mr. Von Deylen's options immediately vested. All of his options are non-qualified stock options.

(3) Based on market value of the Class A Common Stock of $5.6275 per share at June 30, 2001.



Defined Contribution Plan

     Eligible employees of the Company, including its executive officers, currently may participate in the Waterfield Group Savings and Investment Plan, a 401(k) profit-sharing plan ("Waterfield Plan"). Under the Waterfield Plan, each participant is entitled to receive a matching contribution from the Company in an amount equal to 25% of the first 6% of the participant's own pre-tax contribution. In addition to the employer matching amounts, the Company may make discretionary profit-sharing contributions to the Waterfield Plan from time to time.

Compensation of Directors

     The 1994 and 1999 Plans provide that each director of the Company who is not also an executive officer is automatically granted shares of Class A Common Stock with a fair market value of $15,000 following each annual meeting of shareholders. The 1999 Plan also provides for such automatic grants to the extent shares available under the 1994 Plan are exhausted. Shares so granted under the 1994 Plan have a six-month period of restriction during which they may not be transferred. Shares granted under the 1999 Plan are not subject to such restriction.

     In addition to the annual grants of shares, the Company's non-employee directors are paid $8,000 per year plus $500 per board or committee meeting (plus $300 for any meeting date requiring out of town travel) and $250 for any substantive telephonic committee meeting. They are also eligible for reimbursement of travel and similar expenses.

Comparative Stock Performance

     The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the period beginning June 28, 1996 and ending June 30, 2001, with the cumulative total return on the Nasdaq Stock Market(1) and the Company's peer group(2) for the period beginning June 28, 1996 and ending June 30, 2001, assuming the investment of $100 in the Company's Common Stock, the Nasdaq Stock Market and the Company's peer group on June 28, 1996, and reinvestment of all dividends.

[GRAPH OMITTED]

                6/28/96    6/30/97    6/30/98    6/30/99    6/30/00    6/30/01

UAC              100.00      67.74      51.61      45.16      29.84      36.45
Peer Group 2     100.00     101.41     118.08     124.20     136.32     357.95
Nasdaq Market    100.00     120.46     159.68     223.77     336.71     186.46


(1)  The Broad Market Index is the NASDAQ Market Index.

(2) The Peer Group is made up of the following securities: AmeriCredit Corp., ONYX Acceptance Corp., and WFS Financial, Inc.


Certain Transactions with Related Persons

     Union Federal is a federally chartered stock savings bank operating through offices in Indiana, with total assets of approximately $2.4 billion at June 30, 2001. Jerry D. Von Deylen, former Chairman of the Board of Directors of the Company, has served as President of Union Federal since 1987 and was appointed Chairman of the Board in 1999. Donald A. Sherman, a director of UAC, serves as Vice Chairman of the Board. Union Federal is owned by WMC. Based in Fort Wayne, Indiana, WMC is one of the largest privately-owned mortgage banking companies in the United States. Donald A. Sherman is President, CEO, Chairman and a significant shareholder of WMC. Richard D. Waterfield and Jerry D. Von Deylen are also directors and shareholders of WMC.

     Certain Lease Arrangements. The Company's principal offices are located at 250 North Shadeland Avenue, Indianapolis, Indiana (the "Office Building"). The Office Building is owned by Shadeland Properties, LP, which is controlled by Richard D. Waterfield and members of his family. The Company has a lease for the above-referenced property. The lease term is seven years and six months, and commenced on November 1, 1995 (the "UAC Lease"). The UAC Lease was originally entered into with WMC. WMC assigned the Office Building and the UAC Lease to Shadeland Properties, LP during 1999. Under the UAC Lease, the Company is responsible for taxes, insurance and maintenance expenses and all other responsibilities relating to the Office Building, as if it were the owner of the Office Building during the term of the UAC Lease. The lease provides for a monthly rental payment of $75,943.

     The Company has entered into a sublease with Union Federal for 2,155 square feet of office space located at the Office Building. The sublease has a term of six years and nine months commencing on August 1, 1996, and provides for a monthly rental payment of $3,592. The Company remains responsible for all costs associated with the Office Building under the sublease.

     Ongoing Banking and Financial Services. Union Federal provides banking and related financial services to the Company and its subsidiaries on arm's-length terms. The Company is one of Union Federal's largest commercial customers. Such services include, without limitation, checking account services, lockbox services (including processing of checks and drafts drawn on the Company's accounts), and wire transfer services. The cost to the Company of these services, aggregated approximately $799,000 for the fiscal year ended June 30, 2001. In order to comply with Federal thrift regulations, Union Federal provides such services on terms that are no less favorable to Union Federal than arm's-length terms between independent parties.

     Union Federal and its affiliates continue to originate automobile loans directly with customers in the ordinary course of its business. The Company services certain consumer loans for Union Federal and its affiliates for an annual fee equal to one percent of the principal balance of the loans serviced. The portfolio of Union Federal loans serviced by the Company consists of fixed and variable rate loans on mobile homes, boats and autos, which portfolio was approximately $340,000 at June 30, 2001.

     Legal Services. The law firm of Barrett & McNagny regularly provides legal services to the Company. Fees for legal services paid to Barrett & McNagny during fiscal 2001 by the Company were approximately $469,000. Howard L. Chapman, one of the Company's directors until June 1999, is a partner in such firm. Mr. Chapman's wife, Elizabeth W. Chapman, is the sister of Mr. Waterfield and a shareholder of the Company.

     Financial Advisory Services. The Company entered into an agreement with Castle Creek Financial, LLC ("Castle Creek") in May 2001 for consulting and financial advisory services performed in connection with the Company's subscription rights offering. The fees for these services were $1,000,000 plus out-of-pocket expenses. Mr. Eggemeyer, a director of the Company, is the President and CEO of Castle Creek.

     Employment Arrangements. The Company's hiring practices permit the employment of family members of executive officers by the Company. Certain family members of executive officers are employed by the Company on terms consistent with the Company's regular compensation, benefits and payroll practices as follows:


Officer                    Family Member             Relation             Capacity Employed

John M. Stainbrook         John C. Stainbrook        Son                  National Investigation Manager, UAC
John M. Stainbrook         L. Donald Dodson II       Son-in-Law           Workflow Manager, UAC
Maureen A. Schoch          Stephen D. Schoch         Spouse               Sales Manager, Circle City Car Company
Maureen A. Schoch          Bryan F. Schoch           Brother-in-Law       Sales Representative, UAC




              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors proposes the ratification by the shareholders at the Annual Meeting the appointment of the accounting firm of Deloitte & Touche LLP as independent auditors for the fiscal period ending December 31, 2001.

Audit Fees

     The aggregate fees billed for professional services rendered by Deloitte & Touche LLP ("Deloitte & Touche") for the audit of the Company's annual consolidated financial statements for the 2001 fiscal year and the review of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the 2001 fiscal year were $169,500. The fee for audit-related services was $41,500.

Financial Information Systems Design and Implementation Fees

     Deloitte & Touche did not render any professional services to the Company as described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2001 fiscal year.

All Other Fees

     The aggregate fees billed for services rendered by Deloitte & Touche, other than the fees for audit and audit-related services, during the fiscal year ended 2001 were $300,000.

     A representative of Deloitte & Touche is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have.

     RATIFICATION OF THE APPOINTMENT OF AUDITORS REQUIRES THAT THE VOTES CAST (IN PERSON OR BY PROXY) AT THE ANNUAL MEETING OR AT ANY ADJOURNMENT THEREOF IN FAVOR OF RATIFICATION EXCEED THOSE CAST AGAINST.



      PROPOSAL III - APPROVAL OF AMENDMENT TO THE 1999 INCENTIVE STOCK PLAN

     In February 2001, the Company's Board of Directors adopted, subject to shareholder approval, an amendment to the Union Acceptance Corporation 1999 Incentive Stock Plan ("1999 Plan") increasing the number of shares authorized under the 1999 Plan from 600,000 to 900,000 shares. The amendment also would increase the maximum number of shares which may be awarded to one participant under the 1999 Plan from 200,000 to 400,000.

     As of June 30, 2001, 81,200 shares remained available under the 1999 Plan for grant. The Compensation Committee approved an award of 300,000 stock options to Mr. Stout in February 2001, subject to shareholder approval of an increase in shares available under the 1999 Plan, in connection with his appointment as Chairman of the Board. Thus, approval of the amendment as proposed will accommodate this award of stock options.

Purpose

     The purpose of the 1999 Plan is to provide to directors, officers and other key employees of the Company and its subsidiaries who are materially responsible for the management or operation of the Company and its subsidiaries and have provided valuable service to the Company, a favorable opportunity to acquire Class A Common Stock of the Company, thereby providing them with an increased incentive to work for the success of the Company and its subsidiaries and better enabling each entity to attract and retain capable executive personnel.

Administration

     The 1999 Plan is administered by the Compensation Committee of the Board of Directors. The members of the Committee are designated from time to time by the Board of Directors. The 1999 Plan also empowers the full Board of Directors and a Special Option Committee to take action to grant options and awards under the Plan. The Special Option Committee is a committee of one or more directors designated by the Board of Directors which may include the Chairman or Chief Executive Officer; provided that such committee is not empowered to make grants exceeding 1,000 shares nor grants to any person subject to reporting under
Section 16(a) of the Securities Exchange Act of 1934.

     For purposes of determining options and awards under the 1999 Plan, the Compensation Committee, the full Board of Directors, or the Special Option Committee are referred to as the "Committee". Consistent with the terms of the 1999 Plan, the Committee selects the individuals to whom options or cash awards will be granted, determines the time of grant, the number of shares or amount of any cash awards, the option price, the period during which an option may be exercised, the extent to which an option is an incentive stock option or a non-qualified stock option, and any other terms or conditions applicable to options granted. The Committee has full power to construe and interpret the 1999 Plan, to establish, amend, waive or rescind rules and regulations relating thereto, to accelerate the vesting of any stock options or cash awards made under the 1999 Plan, and to amend the terms and conditions of outstanding awards to the extent such terms and conditions are within the discretion of the Committee.

Shares Subject to the 1999 Plan

     The Company initially reserved 300,000 shares of its Class A Common Stock for issuance upon exercise of options and restricted share awards granted under the 1999 Plan, and the 1999 Plan was approved by shareholders at the 1999 Annual Meeting. In July 2000, the Board of Directors adopted an amendment to the 1999 Plan, which was approved at the 2000 Annual Meeting of Shareholders, increasing the number of shares reserved for issuance to 600,000 shares. In February 2001, the Board of Directors adopted a second amendment to the 1999 Plan, subject to shareholder approval, increasing the number of shares reserved for issuance to 900,000 shares. Shares issued under the 1999 Plan may be authorized but unissued shares or treasury shares of the Company. In the event of corporate changes affecting the Company's Class A Common Stock, such as reorganizations, recapitalizations, stock splits, stock dividends, mergers, consolidations and liquidations, the Committee may make appropriate adjustments in the number and kind of shares reserved under the 1999 Plan and in the option price under, and the number and kind of shares covered by, outstanding options granted under the 1999 Plan.

     Through fiscal 2001, 818,800 options had been granted under the 1999 Plan to officers and other key employees of the Company including the stock option grant to Mr. Stout on February 23, 2001 of 300,000 options (of which 218,800 options were granted subject to shareholder approval), leaving 81,200 shares available for future grant, assuming the amendment is approved. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares will (unless the 1999 Plan shall have terminated) become available for issuance under the 1999 Plan.

Eligibility

     Awards may be granted under the 1999 Plan to directors, officers and other key employees of the Company or a subsidiary who, in the opinion of the Committee, are from time to time materially responsible for the management or operation of the business of the Company or a subsidiary and have provided valuable services to the Company or a subsidiary.

Terms of the Options

     Stock Option Price. At the time it grants an option, the Committee sets the price at which the shares may be purchased upon exercise of the option. The purchase price to be paid for shares of Class A Common Stock subject to an incentive stock option must not be less than the fair market value of such shares on the date on which the option is granted, as determined by the Committee consistent with the requirements of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee may not award non-qualified stock options to eligible employees at a price less than 85% of the fair market value of such shares on the date of the grant. The option price is subject to adjustment by the Committee for corporate changes affecting the Company's outstanding shares of Class A Common Stock.

     Option Term. An option shall not be exercisable after the expiration of such period as shall be fixed by the Committee at the time of the grant thereof, but such period in no event shall exceed ten years and one day from the date on which such option is granted; provided, that incentive stock options granted hereunder shall have terms not in excess of ten years. Options are subject to earlier termination. Incentive stock options granted to holders of more than 10% of the combined voting power of all classes of stock of the Company may be granted at an option price no less than 110% of the market value of the stock on the date of grant and cannot be exercised beyond five years from the date of grant.

     Exercise of Option. The option price of each share of stock is to be paid in full at the time of such exercise. Payment may be made in cash. Under certain circumstances, the 1999 Plan permits optionees to deliver a notice to their broker to deliver to the Company the total option price in cash and the amount of any taxes to be withheld from the optionee's compensation as a result of any withholding tax obligations of the Company. Subject to prior approval by the Committee, payment of the option price may also be effected by tendering whole shares of the Company's Class A Common Stock owned by the optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. Options may be exercisable in full at any time during their term or in such installments, on a cumulative basis, as the Committee may determine, except that no option may be exercised at any time as to fewer than 100 shares unless the exercise is with respect to an entire residue of fewer than 100 shares.

     Termination of Options. Except as provided below or as otherwise provided by the Committee in an option agreement, upon termination of an optionee's employment by the Company, all rights under any options granted to him but not yet exercised terminate thirty days after the optionee ceases to be an employee of the Company or any of its subsidiaries. If an optionee retires pursuant to any then existing pension plan of the Company, he may exercise any option granted to him in whole or in part within three months after his retirement whether or not the option was otherwise exercisable by him at his date of retirement. If an optionee's employment by the Company terminates by reason of permanent and total disability, he may exercise any option granted to him in whole or in part within one year after such termination of employment, whether or not the option was otherwise exercisable by him at the time of such termination of employment. If the optionee dies while employed by the Company or its subsidiaries, within three months after his retirement, or within one year after his termination of employment because of permanent and total disability, his option may be exercised by his estate or by the person or persons entitled thereto by will or by the applicable laws of descent or distribution at any time within one year after the date of such death, whether or not the option was otherwise exercisable by the optionee at the date of his death. Notwithstanding the foregoing, in no event may any option be exercised after the expiration of the option term set by the Committee.

     In the case of an option granted to a non-employee director, unless an earlier or later date of termination is specified by the Committee, such option will expire and terminate on the date one year following the optionee's resignation or removal or other discontinuance of service as a director (including discontinuance by reason of death); provided that in the event of the death of such optionee during the one year period following such date, the option shall be further extended and shall expire and terminate on the first anniversary of the optionee's date of death.

     Nontransferability of Option. Generally, an optionee may not transfer any options except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder. During the lifetime of an optionee, only the optionee or his guardian or legal representative may exercise any options granted to him. Non-qualified stock options may be transferred to members of the optionee's immediate family, to trusts for the benefit of such immediate family members, and to trusts for the benefit of the optionee, to the extent permitted by the stock option agreement between the optionee and the Company.

     Maximum Stock Options. The aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. For purposes of these computations, the fair market value of the shares is to be determined as of the date the option is granted and computed in the manner determined by the Committee consistent with the requirements of the Code. This limitation does not apply to non-qualified stock options granted under the 1999 Plan. In no event may any person be awarded more than 200,000 shares under the 1999 Plan (such maximum will be increased to 400,000 if Proposal III is adopted).

Replacement and Extension of the Terms of Options and Cash Awards

     Surrender. The Committee from time to time may permit an optionee under the 1999 Plan or any other stock option plan adopted by the Company or any of its subsidiaries to surrender for cancellation any unexercised outstanding stock option and receive in exchange therefor an option for such number of shares of Class A Common Stock as may be designated by the Committee. Such optionees may also be granted related cash awards as described in the next paragraph.

     Cash Awards. The Committee may, at any time and in its sole discretion, grant to any optionee who is granted a non-qualified stock option the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount (cash award) which is intended to reimburse the optionee for all or a portion of the federal, state and local income taxes imposed upon such optionee as a consequence of the exercise of a non-qualified stock option and the receipt of a cash award.

Restricted Share Awards

     The Committee may also grant restricted share awards of Class A Common Stock which entitle awardees to receive shares of Class A Common Stock. Each restricted share award will be subject to terms and conditions established by the Committee consistent with the provisions of the 1999 Plan.

     At the time of an award of restricted shares, the Committee may establish for each awardee a period during which, or at the expiration of which, the restricted shares shall vest. During this "restricted period," the restricted shares may not be sold, assigned, transferred, pledged or otherwise encumbered by the awardee, except as otherwise set forth in the 1999 Plan. Subject to the restrictions set forth in the 1999 Plan, a holder of restricted shares generally has all the rights of a shareholder including, without limitation, dividend and voting rights. The Committee has the authority, in its discretion and when appropriate in light of changes in circumstances or tax law or other laws, to accelerate the time at which any or all of the restrictions will lapse prior to the expiration of the restricted period.

     If an awardee ceases to be an employee of the Company or ceases to be a non-employee director of the Company for any reason other than permanent and total disability or death, unless otherwise determined by the Committee and except as provided in any restricted share agreement evidencing the award, all restricted shares awarded to such awardee which remain subject to restrictions at the time of the cessation of employment or service shall be forfeited and returned to the Company. However, if an awardee ceases to be an employee of the Company or a non-employee director by reason of retirement pursuant to Company plans or policies, the Committee, in its sole discretion, may lift all or a portion of the restrictions on the restricted shares. Furthermore, unless the Committee shall have provided in the restricted share agreement evidencing the award for a ratable lapse of restrictions with respect to the shares during the restricted period, if the awardee ceases to be an employee of the Company or a non-employee director by reason of permanent or total disability or death, such portion of the restricted shares awarded to the awardee which is equal to the elapsed portion of the restricted period at the time of such cessation of employment or service shall be free of restrictions and shall not be forfeited.

     Restricted share awards may be evidenced by a restricted share agreement between the awardee and the Company. The certificate evidencing shares subject to a period of restriction must bear a restrictive legend set forth in the 1999 Plan and must be deposited with the Company until the lapse of the restrictions. At the time of an award of restricted shares, the Committee may, in its discretion, determine that the payment of dividends on such shares to the awardee shall be deferred (and held by the Company for the account of the awardee) until the earlier of the lapse of the restrictions on the shares or the forfeiture of the shares. In this event, interest shall be credited at the end of the year on the amount of the account existing at the beginning of the year at a rate determined by the Committee.

     The 1999 Plan also continues provision for the automatic grant of shares of Class A Common Stock to each non-employee director of the Company with a fair market value of $15,000 upon each non-employee director's re-election at each annual meeting of shareholders (valued at the fair market value price on the date of such annual meeting.) Such grants will continue to be made automatically under the 1999 Plan to the extent shares are no longer available for such purpose under the 1994 Plan.

     Other  Provisions.   The  Committee  may  provide  for  such  other  terms,
provisions  and  conditions of an option as are not  inconsistent  with the 1999
Plan. The Committee may also prescribe, amend, waive and rescind rules and regulations relating to the 1999 Plan, accelerate the vesting of stock options under the 1999 Plan, and make all other determinations necessary or advisable in the administration of the 1999 Plan.

Amendment and Termination

     The Company's Board of Directors may terminate the 1999 Plan at any time and no award shall be granted thereafter. Such termination, however, shall not affect the validity of any award theretofore granted under the 1999 Plan. In any event, no incentive stock option may be granted under the 1999 Plan after July 1, 2009.

     The Company's Board of Directors may amend or modify the 1999 Plan from time to time, and, with the consent of the optionee, may amend the terms and provisions of his or her options, or cash awards, except that without the ratification of the holders of at least a majority of the shares of the Company voting in person or by proxy at a duly constituted meeting, or adjournment thereof: (1) the number of shares of stock which may be reserved for issuance under the 1999 Plan may not be increased except for certain adjustments made in response to corporate changes (such as recapitalization, stock splits or stock dividends) that affect the nature of the shares of the Company; and (2) the class of persons to whom options, restricted shares, or cash awards may be granted under the 1999 Plan may not be expanded materially. No amendment of the 1999 Plan, however, may, without the consent of the awardees, make any changes in any outstanding options, restricted shares, or cash awards previously granted under the 1999 Plan which would adversely affect the rights of such awardees.

Federal Income Tax Consequences

     The grant of incentive and a non-qualified stock option under the 1999 Plan will have no immediate tax consequence to the Company or the optionee. Moreover, if an incentive stock option is exercised (a) while the employee is employed by the Company or its subsidiaries, (b) within three months after the optionee ceases to be an employee of the Company or its subsidiaries, (c) after the optionee's death, or (d) within one year after the optionee ceases to be an employee of the Company or its subsidiaries if the optionee's employment is terminated because of permanent and total disability, the exercise of the incentive stock option will ordinarily have no federal income tax consequences to the Company or the optionee. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price of the option will, along with other specified items, be considered taxable income in the taxable year of the optionee in which the option was exercised for purposes of determining the applicability of the alternative minimum tax. As a result, the exercise of an incentive stock option may subject an optionee to an alternative minimum tax depending on the optionee's particular circumstances.

     On the other hand, the recipient of a non-qualified stock option generally will realize taxable ordinary income at the time of exercise of his option in an amount equal to the excess of the fair market value of the shares acquired at the time of such exercise over the option price. A like amount is generally deductible by the Company for federal income tax purposes as of that date, as long as the Company includes the amount in the recipient's gross income. The 1999 Plan permits, under certain circumstances, holders of non-qualified stock options to satisfy their withholding obligation by having shares equal in value to the applicable withholding taxes withheld from the shares which they would otherwise receive upon the exercise of a non-qualified stock option.

     Upon the sale of the shares acquired upon the exercise of an incentive stock option no sooner than two years after the grant of an option and no sooner than one year after receipt of the shares by the optionee, any capital gain recognized would be taxed to the optionee at long-term rates. Upon the sale of shares acquired upon the exercise of an incentive stock option prior to two years after the grant of an option or prior to one year after receipt of the shares by the optionee, the optionee will generally recognize, in the year of disposition, ordinary income equal to the lesser of (a) the spread between the fair market value of the shares on the date of exercise and the exercise price, and (b) the gain realized upon the disposition of those shares. The Company will be entitled to a deduction equal to the amount of income recognized as ordinary income by the optionee, so long as the Company includes the amount in the recipient's gross income. If the aforementioned spread is the basis for determining the amount of ordinary income realized by the optionee, there will be additional long-term or short-term capital gain realized if the proceeds of such sale exceed such spread.

     Upon the subsequent sale of shares acquired upon exercise of a non-qualified stock option, the optionholder will recognize long-term capital gain or loss if the shares are deemed to have been held for more than 12 months, and short-term capital gain or loss in all other cases. Long-term capital gains are currently subject to a maximum rate of 20%.

     An award of restricted shares under the 1999 Plan would not normally be included in an optionee's gross income or be deductible by the Company for federal income tax purposes, as long as the shares granted are subject to forfeiture in the event an optionee terminates his employment during a period of restriction and assuming the optionee does not file a special election under
Section 83(b) of the Code to have the shares taxed to him as of the date of grant. At the time the transfer restrictions lapse, the optionee would be deemed to have received ordinary income measured by the fair market value of the shares received at the time of lapse. The Company would be entitled to a federal income tax deduction at that time in the same amount. Income reporting is required as though cash compensation has been paid. If the payment of dividends has been deferred, holders of restricted shares will also recognize ordinary income equal to their dividends when such payments are received. Except for dividends on shares as to which a Section 83(b) election has been made, such dividends should also be deductible by the Company.

     Upon a sale of shares after the restrictions lapse, the optionee will recognize long-term capital gain or loss if the shares are deemed to have been held for more than 12 months, and short-term capital gain or loss in other cases.

Recommendation of the Board of Directors

     The Board of Directors determined to increase the number of shares under the 1999 Plan to provide a means to grant additional stock options and awards to directors, officers and other key employees. The Board of Directors continues to believe that such equity-based awards provide the most direct link between management's performance incentive and the interests of shareholders. Thus, the Board of Directors believes adoption of the 1999 Plan is necessary and appropriate to provide for the Company's ongoing management compensation objectives.


     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE INCREASE IN SHARES RESERVED UNDER THE 1999 PLAN. AN AMENDMENT TO THE 1999 PLAN REQUIRES THE FAVORABLE VOTE OF AT LEAST A MAJORITY OF THE VOTING POWER OF THE HOLDERS OF THE COMPANY'S COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF.

                             PROPOSALS IV, V AND VI
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

     The Board of Directors has unanimously adopted resolutions proposing and recommending that the present Articles of Incorporation be amended and restated. A copy of the pertinent sections of the proposed Restated Articles of Incorporation, reflecting the proposed changes, is attached to this proxy statement as Appendix B.

     The Company is asking the shareholders to vote on the Restated Articles of Incorporation by voting on two separate proposals which describe substantive changes made in the Articles of Incorporation. If both proposals are approved by the shareholders, the Restated Articles of Incorporation will be deemed approved by those shareholders and will be filed with the Indiana Secretary of State and become effective as soon as practicable after such vote. If one of the proposals is rejected by the shareholders, only the amendment approved by the shareholders will be prepared and filed with the Indiana Secretary of State. If none of the proposals are approved by the shareholders, the Articles of Incorporation will not be amended.

     The following information should be read carefully since the amendments set forth in Proposals IV and V may be characterized as anti-takeover measures which, if adopted, may tend to insulate management and make accomplishment of certain transactions involving a potential change of control of the company more difficult.

     Proposal IV, which provides for the automatic conversion of the Class B common stock to Class A common stock, thereby eliminating the 5-to-1 voting preference of the current holders of Class B common stock in the election of directors, will substantially alter the composition of the company's voting control. Therefore, the Board has determined that certain other changes are prudent. Although the Board of Directors is not aware of any effort being made to obtain control of the company, the Board of Directors believes that it is appropriate to include certain provisions in the Articles of Incorporation to protect the interests of the company and its shareholders from unsolicited changes in the control of the Company in circumstances under which the Board of Directors concludes will not be in the best interests of the company or its shareholders.

     Although the Board of Directors believes that the restrictions on acquisition of control described below are beneficial to shareholders, the provisions may have the effect of rendering the company less attractive to potential acquirors thereby discouraging future takeover attempts which would not be approved by the Board of Directors but which certain shareholders might deem to be in their best interest or pursuant to which shareholders might receive a substantial premium for their shares over the then current market prices. These provisions will also render the removal of the incumbent Board of Directors and of management more difficult. The Board of Directors has, however, concluded that the potential benefits of these restrictive provisions outweigh the possible disadvantages, because they will facilitate the Board's ability to induce a party interested in acquiring or influencing control of the company, to approach, and negotiate such matters with, the Board of Directors. In such circumstances, the Board is better positioned to address the matter in the interests of the company and shareholders generally.

     The following general discussion of the proposals contains a summary of the material provisions of the Restated Articles of Incorporation, including those that may be deemed to have an effect of delaying, deferring or preventing a change in the control of the company. The following description of certain of these provisions is general and not necessarily complete. You should review those sections of the Restated Articles of Incorporation attached as Appendix B.


    Proposal IV-- Amendment to Articles of Incorporation to Eliminate Voting
         Preference by Converting Class B to Class A Common Stock and to
                    Provide for Classified Board of Directors

     The Board of Directors has approved a proposed amendment to the Articles of Incorporation to eliminate the voting preference of the Class B common stock in the election of directors by converting each share of Class B common stock to one share of Class A common stock (which would then be called "common stock") and, at the same time, create a classified board of directors.

     The Company presently has two classes of common stock outstanding, Class A common stock and Class B common stock. The rights of holders of shares of Class A common stock and Class B common stock are identical in all respects, except with respect to voting rights and conversion rights. The holders of shares of Class A common stock are entitled to one vote per share and the holders of Class B common stock are entitled to five votes per share in respect of the election of directors. On all other matters, Class A common stock and Class B common stock each have one vote per share and vote as a single class. The shares of Class B common stock automatically convert into shares of Class A common stock on a share-for-share basis upon transfer, except to the extent that the original holder of the shares of Class B common stock is still a beneficial owner of such shares under the rules and regulations under Section 13(d) of the Securities and Exchange Act.

     As of September 7, 2001, there were 23,518,513 shares of Class A common stock and 7,396,608 shares of Class B common stock issued and outstanding. After the proposed automatic conversion there would be 30,915,121 shares of common stock issued and outstanding. The Articles of Incorporation will thereafter provide for a single class of common stock , called "Common Stock," which would replace the two existing classes of stock. The "Common Stock" will have the same terms, rights and privileges as the existing Class A common stock. There would be no shares of Class B common stock issued, outstanding or authorized.

     The Company was initially formed in 1993 as a subsidiary of Union Federal Bank of Indianapolis, a federally chartered savings bank. In August 1995, the Company effected an initial public offering of Class A common stock, and outstanding shares were simultaneously distributed by Union Federal and its holding company in a spin-off to their then existing shareholders. At the time of the spin-off, the voting preference of the shares of Class B common stock was deemed necessary for the shareholders to receive tax-free treatment in the distribution of the shares.

     The Board has determined that the disproportionate voting power is no longer necessary or desirable for the Company and its shareholders. The Board believes that by converting the shares of Class B common stock to shares of Class A common stock and thereby eliminating the voting preference, the Company may be viewed by the capital markets not as a semi-private company, but as a more traditional public company, which could improve financing flexibility in the future. Furthermore, the Board believes that having a higher volume of shares of a single class of common stock outstanding may facilitate liquidity in the market for the common stock over time.

     The foregoing changes are set forth in Section 6.03 of the Restated Articles of Incorporation attached as Appendix B. The Board has provided that the charter amendment eliminating the voting preference of Class B common stock in the election of directors will not be implemented unless the amendment providing for the election of directors in staggered terms, described below, is also adopted.

     The proposed amendment will also divide the Board of Directors into three classes. The first class will hold office for a term expiring at the annual meeting of shareholders following the fiscal period ending December 2001. The second class will hold office for a term expiring at the annual meeting of shareholders following the fiscal year ending December 2002. The third class will hold office for a term expiring at the annual meeting of shareholders following the fiscal year ending December 2003. Each director will be assigned to one of the three classes by action of the Board. Beginning with the annual meeting of shareholders following the fiscal year ending December 2001, directors elected to succeed those in the class whose terms then expire will be elected to three-year terms, so that the terms of one class of directors will expire each year at the annual meeting of shareholders. Thus, after the 2001 annual meeting of shareholders, shareholders will elect only one-third of the directors at each subsequent annual meeting. Therefore, it would take two annual elections to replace a majority of the Board of Directors. The current Articles of Incorporation provide for one-year terms for directors, and, therefore, allow a change in the majority of the Board to be effected at one shareholder meeting.

     The Board believes that a Board of Directors classified as set forth above with staggered terms would facilitate continuity and stability of leadership and policy by assuring that experienced personnel familiar with the Company and its business will be on the Board of Directors at all times. The Board also believes that three-year terms for its directors may be more attractive to potential director candidates and thus will make available to the Company more candidates. A classified board with staggered terms would prevent precipitous changes in the composition of the Company's Board of Directors and the manner of its election and, thereby, would make it more difficult to effect sudden changes in policies, business strategies and operations that management believes are not in the best interests of the Company and its shareholders.

     Vacancies which occur during the year, including any vacancies created by an increase in the number of directors, may be filled by a majority vote of the continuing directors (as defined in the Articles of Incorporation), with the director to serve for the remainder of the term of the director being replaced or, in the case of an additional director, for the remainder of the terms of the class to which the director has been assigned. The current Articles of Incorporation provide that directors who fill vacancies shall hold office only until the next succeeding annual meeting. The proposed amendment allows a director filling a vacancy to serve the balance of any term (up to 3 years) being served by a director being replaced or remaining in the term of the class of directors to which the new director is being assigned.

     The amendment further fixes the maximum number of directors at 12 instead of 15. Following the 2001 Annual Meeting there will be 9 incumbent directors. Assuming they are elected at the 2001 Annual Meeting, the Company expects that the Board will be classified as follows:


         Class of `02             Class of `03             Class of `04
         ------------             ------------             ------------

         Thomas C. Haegy          John M. Davis           John M. Eggemeyer, III
         William E. McKnight      John M. Stainbrook      Michael G. Stout
         Donald A. Sherman        Thomas M. West          Richard D. Waterfield

The decrease in the maximum number of directors may prevent a person or entity from immediately acquiring control of the company through an increase in the number of directors and election of his or its nominees to fill the newly created vacancies.

     The foregoing changes are set forth in Sections 7.01 and 7.02 of the Restated Articles of Incorporation attached as Appendix B.

     Richard D. Waterfield, who controls approximately 93.8% of the voting power of the Class B common stock, has indicated that he will vote in favor of Proposal IV. Mr. Waterfield currently controls 62.8% of the voting power of the common stock in the election of directors. There are six (6) holders of record of the Class B common stock. Following this amendment, Mr. Waterfield will control 33.1% of such voting power, and the Board of Directors and executive officers as a group will beneficially own 53.8% of the outstanding common stock (including options exercisable within 60 days).

     The proposal requires (i) that the number of votes cast by the holders of Class A common stock in favor of the proposal exceeds the number of votes cast by holders of Class A common stock opposing the proposal, (ii) that the number of votes cast by the holders of Class B common stock exceeds the number of votes cast by holders of Class B common stock opposing the proposal and (iii) the favorable vote of at least 80% of the holders of Class A common stock and Class B common stock, voting together as a single class. With respect to the vote required as summarized in (i) and (ii) above, abstentions and broker non-votes will have no effect. With respect to the vote required as summarized in (iii) above, abstentions and broker non-votes will have the same effect as a vote against the proposal. If approved and adopted, the proposal will become effective upon filing of Articles of Amendment or Articles of Restatement in the office of the Secretary of State of the State of Indiana.

     The Board of Directors recommends a vote for the proposal and, unless directed otherwise, the proxies named in the proxy will vote the shares represented by the proxy received by them for the proposal.




        Proposal V -- Amendment to Articles of Incorporation to Increase
                        Number of Authorized Common Stock

     The Board of Directors has approved and authorized submission to a vote of the shareholders an amendment to the Articles of Incorporation which would increase the number of shares of common stock by 80,000,000 shares to 130,000,000. If Proposal IV described above is adopted by the shareholders, this proposal would increase the number of authorized shares of the single class of common stock, called "common stock," to 130,000,000 shares of common stock. If Proposal IV is not adopted, Proposal V would increase the number of authorized shares of Class A common stock to 110,000,000 shares, which when combined with the 20,000,000 authorized shares of Class B common stock, would result in 130,000,000 authorized shares of common stock. In either case, the aggregate number of authorized shares of capital stock, which includes 10,000,000 authorized shares of preferred stock, will also be proportionately adjusted to reflect the increased number of authorized common shares.

     The completion of the rights offering in June, 2001, in which the Company issued 17,600,000 additional shares of Class A common stock, substantially reduced the number of authorized and unissued shares of the Company. The conversion of the shares of Class B common stock to Class A common stock as proposed herein will further substantially reduce the number of authorized and unissued shares of Class A common stock.

     The Board of Directors has approved the establishment of a Shareholder Rights Plan, pursuant to which the Board has declared a dividend of one right for each share of Class A common stock and Class B common stock outstanding, with each right entitling the holder to purchase one share of Class A common stock. The rights will be issued on a date to be determined by the Pricing Committee of the Board of Directors to shareholders of record on a date to be determined by the Pricing Committee after the annual meeting. The Pricing Committee will also determine the initial exercise price of the rights prior to issuance. The rights will not become exercisable until certain threshold events occur, generally involving actions by a significant shareholder which may be intended to effect a change of control of the Company. In certain events, the terms of the rights may be adjusted so that exercise of the rights would dilute the interest of an insurgent party in favor of disinterested shareholders. The Company believes that the Shareholder Rights Plan is in the best interests of the Company and its shareholders, that it will help to preserve the long-term value of the company, and that it will serve to encourage any person who desires to acquire control of the Company to enter into negotiations with the Board of Directors rather than engaging in a disruptive hostile takeover.

     Initially, each right entitles the holder to one share of Class A common stock on exercise. Therefore, as of September 7, 2001, the Company would need to reserve for the Shareholder Rights Plan at least 30,915,121 shares of Class A common stock. In addition, the Shareholder Rights Plan may require the Company to issue a significant number of additional shares of Class A common stock to honor the exercise of rights should they be exercised after an event requiring a protective dilutive adjustment.

     If the shareholders adopt Proposal IV, the Shareholder Rights Plan will provide for the issuance of shares of the Company's single class of stock to be called "common stock" instead of shares of Class A common stock.

     In addition to accommodating potential requirements under the Shareholder Rights Plan, the Board believes that the proposed increase in the number of authorized shares of common stock is desirable to maintain flexibility in undertaking important corporate actions. The additional authorized shares would provide the Company flexibility to use such shares in equity offerings to raise capital, in potential acquisitions of other companies, in the adoption of additional benefit plans, in declaring potential future stock splits and/or stock dividends, and for other general corporate purposes. Other than the establishment of the Shareholder Rights Plan and the existing Stock Incentive Plans, the Company does not have any current plans, agreements, or understandings for stock issuances. The Board will determine the terms of, including the consideration to be paid for, any such additional shares. Based on the foregoing, the Board believes it is necessary and in the best interests of the shareholders to increase the number of authorized shares of common stock as described above.

     If this proposal is approved, all or any of the authorized shares (other than any remaining authorized Class B common shares, if Proposal IV were not adopted) may be issued without further action by the shareholders (unless such approval is required by applicable law or regulatory authorities) and all shares may be issued without first offering such shares to the shareholders for subscription. The issuance of shares otherwise than on a pro rata basis to all shareholders would reduce the proportionate interest in the Company of each shareholder.

     The Board could use the authorized but unissued shares of common and preferred stock to discourage or make more difficult an attempt to acquire control of the Company. In particular, the Shareholder Rights Plan, which is designed to encourage a potential acquiror to negotiate with the Board of Directors rather than proceed unilaterally with a hostile take-over, can have the effect of discouraging acquisitions of control of the Company.

     The foregoing changes are set forth in Article 5, Section 6.01, and Section
6.03 of the Restated Articles of Incorporation attached as Appendix B.

     The proposal requires (i) that the number of votes cast by holders of Class A common stock in favor of the proposal exceeds the number of votes cast by holders of Class A common stock opposing the amendment and (ii) that the number of votes cast by holders of Class B common stock in favor of the amendment exceeds the number of votes cast by holders of Class B common stock opposing the amendment. Abstentions and broker non-votes will have no effect on the voting.

     If approved and adopted, the proposal will become effective upon filing of Articles of Amendment or Articles of Restatement in the Office of the Secretary of State of the State of Indiana. The Board of Directors recommends a vote for the proposal and, unless directed otherwise, the proxies named in the proxy will vote the shares represented by each proxy received by them for the proposal.

          Other Existing Provisions with Potential Anti-Takeover Effect

     Other material laws and provisions that currently apply to the Company and may be deemed to have anti-takeover effect are summarized below for reference. Shareholders are not to be asked to approve any of these provisions.

     Statutory Provisions. Effective September 17, 2001, the Company's By-Laws provide that Chapter 42 of the Indiana Business Corporation Law, as amended (the "Control Share Acquisitions Statute"), shall apply to control share acquisitions of the shares of the Company. The Control Share Acquisition Statute contains provisions designed to assure that minority shareholders have some say in their future relationship with a corporation in the event that a person makes a tender offer for, or otherwise acquires, shares giving that person more than 20%, 33 1/3%, and 50% of the outstanding voting securities of an Indiana corporation. Under the Control Share Acquisitions Statute, if an acquiror purchases those shares at a time that the corporation is subject to the Control Share Acquisitions Statute, then until each class or series of shares entitled to vote separately on the proposal, by a majority of all votes entitled to be cast by that group (excluding shares held by officers of the corporation, by employees of the corporation who are directors thereof and by the acquiror), approves in a special or annual meeting the rights of the acquiror to vote the shares which take the acquiror over each level of ownership as stated in the statute, the acquiror cannot vote those shares. The By-Laws may be amended only by a majority vote of the total number of directors of the Company. Previously, the By-Laws had contained a provision electing not to be covered by the Control Share Acquisition Statute.

     Chapter 43 of the Indiana Business Corporation Law ("Business Combinations Statute") prohibits certain business combinations between a corporation having more than 100 shareholders and any shareholder beneficially owning 10% or more of the voting power of the outstanding voting shares for five years following the date on which the shareholder obtained 10% beneficial voting ownership, unless the business combination was approved prior to that date by the board of directors. If prior approval is not obtained, a number of price and procedural requirements must be met before the business combination may be completed. The Business Combinations statute does not apply to business combinations between a corporation and any shareholder who obtains 10% beneficial voting ownership before such corporation has a class of voting shares registered with the Securities and Exchange Commission under Section 12 of the Exchange Act, such as Mr. Waterfield. The By-Laws currently provide that the Business Combinations Statute does apply to the Company.

     Blank Check Preferred Stock. The Articles of Incorporation currently authorize the Board, without shareholder approval, to issue up to 10,000,000 shares of preferred stock and to fix the voting rights and powers, and any other terms, preferences, rights and limitation of such stock (subject to any applicable restrictions imposed by Nasdaq). Because the board has broad discretion in setting the terms of the preferred stock, the issuance of preferred stock could be used to deter or delay a potential acquiror's attempt to obtain control of the Company.

     Restrictions on Calling Special Meetings. The By-laws currently provide that special shareholders' meetings may not be called by shareholders. Special meetings may only be called by the Chairman of the Board or by a majority of the Board of Directors. These provisions help to avoid disruption of the Company's business by assuring that a proxy contest could occur only at an annual meeting, unless the Board otherwise agrees. The Board's ability to postpone or accelerate a previously scheduled meeting of shareholders may also prevent or deter the premature consideration of a coercive or inadequate bid.

     Notice and Information Requirements. The By-laws provide certain notice and information requirements for shareholders who wish to propose business to be conducted at a meeting or to nominate persons for election to the Board of Directors. The Board may disregard any business or nominations not made in accordance with the procedures set forth in the By-laws. For any competing nominee or slate to be elected, a shareholder must obtain the shareholder record from the Company, prepare and file with the Securities and Exchange Commission a competing proxy statement soliciting shareholder proxies in favor of the insurgent nominees, at the soliciting shareholder's expense, distribute the competing proxy statement to shareholders, and obtain votes in favor of its nominees in excess of the votes cast in favor of the nominees approved by the Board.

     Shareholder Rights Plan. The Board recently adopted the Shareholder Rights Plan, described above under Proposal V. Rights under such plan will be issued and the initial exercise price determined following the 2001 annual meeting.

           Purpose and Effects of the Anti-Takeover Provisions of the Restated Articles of Incorporation and By-Laws

     The Board of Directors believes that the provisions described above are prudent and will reduce the Company's vulnerability to hostile and disruptive takeover attempts and certain other transactions which have not been negotiated with and approved by the Board. The Board believes these provisions are in the best interest of the Company and it shareholders. In the judgment of the Board of Directors, the Company's Board will be in the best position to determine the true value of the Company and to negotiate more effectively for what may be in the best interests of the Company and it shareholders. The Board of Directors believes that these provisions will encourage potential acquirors to negotiate directly with the Board of Directors and discourage hostile takeover attempts. It is also the view of the Board of Directors that these provisions should not discourage persons from proposing a merger or other transaction at prices reflecting the true value of the Company and which is in the best interests of all shareholders.

     Takeover attempts that have not been negotiated with and approved by the Board of Directors present to shareholders the risk of a takeover on terms that may be less favorable than might otherwise be available or which may discriminate among shareholders. A transaction that is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time to obtain maximum value for the Company and its shareholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Company's assets.

     An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it to undertake defensive measures at a great expense. Although a tender offer or other hostile takeover attempt may be made at a price substantially above then current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, shareholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise which is under different management and whose objective may not be similar to that of the remaining shareholders. The concentration of control, which could result from a tender offer or other takeover attempt, could also deprive the Company's remaining shareholders of the benefits of certain protective provisions of the Securities Exchange Act of 1934, as amended (the "1934 Act"), if the number of record owners becomes less than 300 and the Company terminates it registration under the 1934 Act.

     Despite  the  belief  of  the  Board  of   Directors  in  the  benefits  to
shareholders of the foregoing provisions, the provisions may also have the effect of discouraging future takeover attempts which would not be approved by the Board of Directors, but which certain shareholders might deem to be in their best interest or pursuant to which shareholders might receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. These provisions will also render the removal of the incumbent Board of Directors and of management more difficult. The Board of
Directors has, however, concluded that the potential benefits of these restrictive provisions outweigh the possible disadvantages.

                      PROPOSAL VI - LIMITATION OF INDEMNITY

     Finally, the Board of Directors has approved and submitted to shareholders for approval an amendment to the Articles of Incorporation providing for a modification of rights to mandatory indemnification for employees or agents of the Company who are not directors or officers. The amendment will provide that if any such person has sued the Company or its officers or directors, they will not be entitled to mandatory indemnification by the Company under the Articles of Incorporation, unless approved by the Board of Directors. This change is intended to retain flexibility for the Corporation in the event a non-officer employee or agent were to assert a claim against the Company. In such circumstances, the Company may seek to assert a claim against the employee or agent and it would be undesirable for the employee or agent to be in a position to assert that he or she was entitled to indemnity in respect of the matter under the Articles of Incorporation. The Company is not aware of any current circumstances in which this limitation applies or may apply. This amendment is reflected by the proposed addition of a new Section 9.10 to the Articles of Incorporation, included in Appendix B.

     Adoption of this proposal will require that the votes cast in favor of the amendment at the annual meeting by all holders of Class A or Class B common stock, voting as a group, exceed the votes cast against. The Board of Directors recommends a vote for this proposal and, unless directed otherwise, the proxies named in the proxy will vote the shares represented by each proxy received by them for the proposal.


                              SHAREHOLDER PROPOSALS

     Any proposal that a shareholder wishes to have presented at the next Annual Meeting of Shareholders to be held in May 2002 must be received at the main office of the Company for the inclusion in the proxy statement no later than 120 days in advance of April 15, 2002. Any such proposal should be sent to the attention of the Secretary of the Company at 250 North Shadeland Avenue, Indianapolis, Indiana 46219.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "1934 Act") requires that the Company's officers and directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of copies of such filings received by the Company, and certain representations of executive officers and directors respecting such matters, the Company believes that, for the fiscal year ended June 30, 2001, the Company's officers, directors and greater than 10% beneficial owners timely filed all required reports with the SEC pursuant to Section 16(a) of the 1934 Act.

                                  OTHER MATTERS

     Abstentions, broker non-votes (i.e. where brokers or nominees indicate they have not received instructions from the beneficial owner or other person entitled to vote shares with respect to a particular matter) and votes withheld will be included in the calculation of the presence of a quorum. Abstentions and broker non-votes are not counted for purposes of the election of directors or for purposes of approving other actions other than Proposal III (amendment of the 1999 Plan) and Proposal IV (conversion of Class B common stock and implementation of staggered terms for directors). Abstentions and broker non-votes have the same affect as a vote against Proposal III or IV.

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting proxies.

     The cost of  solicitation  of  proxies  will be borne by the  Company.  The
Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Class A Common Stock and Class B Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has engaged D.F. King & Co., Inc., an independent proxy solicitation firm, to contact shareholders telephonically or by mail to assist in solicitation of proxies. The Company will pay such firm a fee of $________ plus $4.00 for each telephone contact.

     Each Shareholder is urged to execute the proxy promptly by signing, dating and returning the enclosed card by mail or by following the telephone or Internet voting instructions contained with the proxy card.

     Insofar as any of the information in this Proxy Statement may rest solely within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

                                        By Order of the Board of Directors,


                                        /s/ John M. Stainbrook
                                        ----------------------------------
                                        John M. Stainbrook,
                                        President and Chief Executive Officer

October 15, 2001

                                                                      APPENDIX A


                         CHARTER OF THE AUDIT COMMITTEE
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                          UNION ACCEPTANCE CORPORATION


The Board of Directors of Union Acceptance Corporation ("Corporation") hereby establishes its Audit Committee. The Audit Committee shall consist of at least three (3) directors, a majority of whom are independent of management of the Corporation and any of its subsidiaries and free from any relationship that, in the judgment of the Board of Directors, would interfere with the exercise of independent judgment respecting the matters over which the Committee is given authority.

The members of the Audit Committee shall be elected annually by the Board of Directors in connection with the annual meeting of the board or by unanimous written consent of the Board of Directors in lieu thereof. Members shall be elected by the Board of Directors with due regard to such member's training in, or experience with, accounting and financial reporting issues. Members of the Committee may be removed, and vacancies on the Committee may be filled by the Board of Directors in accordance with the Code of By-laws of the Corporation. The Chairman of the Audit Committee may be designated by the Board of Directors and, in the absence of such designation, may be elected by the Audit Committee from among their members.

The Audit Committee shall assist the Board of Directors to oversee the Corporation's financial reporting processes, its internal financial control structures and its internal and external financial audit processes. The Audit Committee shall facilitate communication on Financial Matters (defined below) among the Board of Directors, management, the Corporation's internal audit department and the Corporation's independent auditors. The Audit Committee possesses and is hereby granted the power and authority of the Board of Directors over the foregoing and over the Corporation's Financial Matters to the extent necessary to allow the Committee to carry out its purposes. The matters over which the Audit Committee has oversight authority include the following (collectively, referred to herein as "Financial Matters"):

     o    The quality,  accuracy and integrity of the  Corporation's  annual and
          quarterly  financial  statements,   including  footnotes  and  related
          disclosures.

     o The quality, scope and procedures of the independent auditors' audits of the Corporation's financial statements.

     o The quality, appropriateness and implementation of the Corporation's significant accounting policies.

     o    Audit conclusions respecting significant estimates and adjustments.

     o The disclosure, treatment or resolution of any material weakness in financial reporting or controls or reportable conditions identified by management, the internal audit department or the independent auditors.

     o    The  quality,   adequacy  and  appropriateness  of  the  Corporation's
          internal financial control structures, including any circumstances in which such controls may be overridden or compromised.

     o    The  quality,   adequacy  and  appropriateness  of  the  Corporation's
          internal auditing processes.

     o Disagreements among management, the internal audit department or the independent auditors.

     o The assessment of material risks or contingencies that may affect the Corporation's financial reporting including the risk of liability associated with litigation or noncompliance with law.

     o Such other matters affecting the quality, integrity or accuracy of the Corporation's financial reporting as the Committee deems relevant to any of the foregoing matters.

Authority Respecting Independent Auditors

The independent auditors shall ultimately be accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders and the Corporation's other constituencies. The Corporation shall not engage or dismiss its independent auditors without the action of the Audit Committee or the Board of Directors.

The Audit Committee shall take such action as it deems appropriate to ensure that the Corporation receives annually from the independent auditors a formal written statement, consistent with Independence Standards Board Standard 1, delineating all relationships between the auditors and the Corporation that may be deemed to affect the independence of the independent auditors, including any management consulting services provided, or proposed to be provided, by the independent auditors for the Corporation or any of its affiliates and the fees paid or proposed to be paid for such services. The Audit Committee shall meet at least annually with the independent auditors to engage in a dialogue with the auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the auditors.

The Audit Committee has the following specific authority respecting the independent auditors:

(a) In consultation with management, to direct the engagement or dismissal of the independent auditors or to refer the engagement or dismissal of the independent auditors for action by the Board of Directors, with or without an affirmative or negative recommendation.

(b) To assess of any matter that may affect the independence of the independent auditors and the appearance of propriety of any such matter and to take, to recommend that the full board take, or to direct management to take, appropriate action to confirm, oversee or improve the independence of the auditors.

(c) To direct the independent auditors to meet with the Audit Committee or the Board of Directors from time to time, separately or in the presence of management or others, to discuss Financial Matters or to prepare and submit reports to the Committee respecting Financial Matters.

(d) To take action to resolve any disagreement respecting accounting principles, the implementation or application of such principles or Financial Matters between management and the independent auditors, or to refer such matter to the Board of Directors.

Authority Respecting The Internal Audit Department

The Audit Committee has the following specific authority respecting the internal audit department:

(a) To elect or remove the director of internal audit or to refer the election or removal of the director of internal audit for action by the Board of Directors, with or without an affirmative or negative recommendation.

(b) To assess the quality, adequacy and appropriateness of the plan for the Corporation's internal auditing processes, and, in the Committee's discretion, from time to time or upon request, to approve or disapprove such plan or to approve or disapprove any changes therein.

(c) To direct the director of internal audit to meet with the Audit Committee or the Board of Directors from time to time, separately or in the presence of the independent auditors, management or others, to discuss Financial Matters or to prepare and submit reports to the Committee respecting Financial Matters.

(d) To direct management, the director of internal audit, the Corporation or the independent auditors to take such action as the Committee may deem necessary or appropriate to address any issues identified by any of such parties regarding significant internal audit findings, difficulties encountered in carrying out internal audit procedures, or any management override of internal control mechanisms.

Authority Over Management Activities Relating To Financial Matters

The Audit Committee has the following specific authority over the activities of management in Financial Matters.

(a) To direct the chief financial officer or other members of management to meet with the Audit Committee or the Board of Directors from time to time, separately or in the presence of the independent auditors, the director of internal audit or others, to discuss Financial Matters or to prepare and submit reports to the Committee respecting Financial Matters.

(b) To assess the quality, adequacy and appropriateness of the accounting principles and policies implemented and applied by the Corporation and the quality, integrity and accuracy of the Corporation's financial reporting, and, in the Committee's discretion, from time to time or upon request, to approve or disapprove such principles or policies or to approve, disapprove or mandate any changes therein.

Investigations And Obtaining Advice

The Audit Committee has authority to require investigations and to obtain advice respecting the Corporation's Financial Matters and the Committee's exercise of its authority, as the Committee deems necessary or appropriate. Without limiting the foregoing, the Committee has authority to direct management, including the Corporation's internal legal counsel, the independent auditors and the director of internal audit to investigate any Financial Matters and related issues and to provide reports to the Committee respecting such investigation. The Committee has authority to meet with the Corporation's external general counsel, to obtain advice respecting the exercise of the Committee's authority and to direct such external counsel to investigate such legal issues relating to Financial Matters and to report to the Committee regarding same, as the Committee deems necessary or appropriate. The Committee has authority to direct management, on behalf of the Corporation, to engage independent advisors whom the Committee may designate to provide advice and guidance to the Committee respecting the exercise of its authority and issues relating to Financial Matters as the Committee deems necessary or appropriate, including, without limitation, independent legal counsel, and independent financial advisors which may include investment banking firms or accounting firms, other than the independent auditors. The Committee has authority to meet separately with, and to receive private and, where appropriate, privileged, written or oral communications from any of such advisors.

Procedural Matters

The Audit Committee shall meet from time to time at the call of its Chairman or at the direction of the Board of Directors. The Chairman of the Audit Committee shall call a meeting of the Committee upon the request of any member of the Committee or the Chairman of the Board of Directors. The provisions of the Code of By-laws of the Corporation respecting notice of meetings and for action to be taken by the Board of Directors shall apply to meetings and actions of the Audit Committee. The Chairman of the Audit Committee shall report on the activities of the Committee to the Board of Directors from time to time upon request of the Chairman of the Board of Directors or of the Board of Directors.

Limitation

Nothing in this Charter is intended to alter in any way the standard of conduct that applies to any of the directors of the Corporation under the Indiana Business Corporation Law, as amended, and this Charter does not impose, nor shall it be interpreted to impose any duty on any director greater than, or in addition to, the duties or standard established by the IBCL.

ADOPTED BY THE BOARD OF DIRECTORS this 26th day of April, 2000.

                                                                 APPENDIX B

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                          UNION ACCEPTANCE CORPORATION



Set forth below is the text of Articles 5, 6 and 7 reflecting the amendments being submitted to shareholders for approval. (The current text of Articles 5, 6 and 7, before giving effect to these amendments, follows.)



                                    ARTICLE 5

                                Number of Shares

     The total number of shares which the Corporation shall have authority to issue is One Hundred Forty Million (140,000,000) shares, all of which are without par value.


                                    ARTICLE 6

                                 Terms of Shares

     Section 6.01. Designation of Classes, Number and Par Value of Shares. The shares of authorized capital shall be divided into Ten Million (10,000,000)
shares of Preferred Stock, without par value, as hereinafter provided ("Preferred Stock"), and One Hundred Thirty Million (130,000,000) shares of Common Stock, without par value ("Common Stock"), as hereinafter provided.

     Section 6.02. Rights, Privileges, Limitations and Restrictions of Preferred Stock. The Board of Directors of the Corporation is vested with authority to determine and state the designations and the relative preferences, limitations, voting rights, if any, and other rights of the Preferred Stock and of each series of Preferred Stock by the adoption and filing in accordance with the Act, before the issuance of any shares of such Preferred Stock or series of Preferred Stock, of an amendment or amendments to these Articles of Incorporation as the same may, from time to time, be amended, determining the terms of such Preferred Stock or series of Preferred Stock ("Preferred Stock Designation"). All shares of Preferred Stock of the same series shall be identical with each other in all respects. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors ("Voting Stock"), voting as a single class, without a separate vote of the holders of the Preferred Stock or any series thereof, unless a vote of any such holders is required pursuant to the Preferred Stock Designation.

     Section 6.03. Rights, Privileges, Limitations and Restrictions of Common Stock.

          Clause 6.031. Single Class. All shares of Common Stock shall be one class. All shares of Common Stock shall have the same preferences, limitations and relative rights.

          Clause 6.032. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and of all shares of stock having priority over the Common Stock, in the event of voluntary or involuntary liquidation, dissolution or winding up, to share ratably in the remaining net assets of the Corporation.

          Clause 6.033. Voting Rights. The holders of shares of Common Stock are entitled to cast one (1) vote for each share of Common Stock standing in such shareholder's name on the books of the Corporation, on each matter voted on at a shareholders' meeting.

          Clause 6.034. Conversion of Class B Common Stock. Immediately upon the filing of these Restated Articles of Incorporation with the Secretary of State of the State of Indiana, every issued and outstanding share of Class B Common Stock, without par value, of the Corporation ("Class B Common Stock") shall become and be deemed to be, and shall automatically convert into, one share of Common Stock. All shares previously designated "Class A Common Stock" shall, thereafter, be designated "Common Stock." Certificates for shares of Class A Common Stock or Class B Common Stock previously issued and outstanding on the date of such filing shall thereafter represent only shares of Common Stock.

     Section 6.04. Issuance of Shares. The Board of Directors has authority to authorize and direct the issuance by the Corporation of shares of Preferred Stock and Common Stock at such times, in such amounts, to such persons, for such considerations and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles of Incorporation, as the same may, from time to time, be amended.

     Section 6.05. Distribution Upon Shares. The Board of Directors has authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of the issued and outstanding shares of Preferred Stock and Common Stock (i) without obtaining the affirmative vote or the written consent of the holders of the shares of the class or series in which the payment or distribution is to be made, and (ii) at such times, in such amount and forms, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles of Incorporation, as the same may, from time to time, be amended. Cash dividends paid with respect to shares of Common Stock shall be paid in equal amounts upon each share of Common Stock.

     Section 6.06. Acquisition of Shares. The Board of Directors has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding shares of Preferred Stock and Common Stock at such times, in such amounts, from such persons, for such considerations, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles of Incorporation, as the same may, from time to time, be amended.

     Section 6.07. Recognition Procedure for Beneficial Ownership of Shares or Rights. The Board of Directors may establish in the Code of By-Laws of the Corporation a recognition procedure by which the beneficial owner of any share or right of the Corporation that is registered on the books of the Corporation in the name of a nominee is recognized by the Corporation, to the extent provided in any such recognition procedure, as the owner thereof.

     Section 6.08. Disclosure Procedure for Beneficial Ownership of Shares or Rights. In order to more effectively deal with transactions which, when consummated, would result in a change of control of the Corporation, the Board of Directors may establish in the Corporation's Code of By-Laws a disclosure procedure by which the name of the beneficial owner of any share or right of the Corporation that is registered on the books of the Corporation in the name of a nominee shall, to the extent not prohibited by the Act or other applicable laws, be disclosed to the Corporation. Any disclosure procedure established by the Board of Directors may include reasonable sanctions to ensure compliance therewith, including without limitation (i) prohibiting the voting of, (ii) providing for mandatory or optional reacquisition by the Corporation of, and
(iii) the withholding or payment into escrow of any dividend or other distribution in respect of, any share or right of the Corporation as to which the name of the beneficial owner is not disclosed to the Corporation as required by such disclosure procedure.

     Section 6.09. No Pre-emptive Rights. The holders of the Common Stock and the holders of the Preferred Stock or any series of the Preferred Stock shall have no pre-emptive rights to subscribe to or purchase any shares of Common Stock, Preferred Stock or other securities of the Corporation.

     Section 6.10. Record Ownership of Shares or Rights. The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right of the Corporation is registered on the books of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or any other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

                                    ARTICLE 7

                                    Directors

     Section 7.01. Number. The number of Directors of the Corporation shall not be less than five (5) nor more than twelve (12), as may be specified from time to time by resolution adopted by a majority of the total number of the Corporation's Directors. If and whenever the Board of Directors has not specified the number of Directors, the number shall be five (5). Directors need not be Shareholders of the Corporation. There shall be no cumulative voting by Shareholders of any class or series in the election of Directors of the Corporation.

     Section 7.02. Classification. Commencing with the election of Directors at the Annual Meeting of Shareholders to be held following the fiscal year ended June 2001, the Board of Directors shall be divided into three (3) classes, with the term of office of one (1) class expiring each year. The initial assignment of each Director nominee to each class shall be determined by the Board of Directors so as to make all classes as nearly equal in number as possible. The first class shall hold office for a term expiring at the Annual Meeting of Shareholders following the fiscal year ended December 2001, the directors of the second class shall hold office for a term expiring at the Annual Meeting of Shareholders following the fiscal year ended December 2002, and the directors of the third class shall hold office for a term expiring at the Annual Meeting of Shareholders following the fiscal year ended December 2003. Commencing with the Annual Meeting of Shareholders following the fiscal year ended December 2001, each class of directors whose term shall then expire shall be elected to hold office for a three-year term. In the case of any vacancy on the Board of Directors, including a vacancy created by an increase in the number of Directors, the vacancy shall be filled only by a majority vote of the Continuing Directors with the Director so elected to serve for the remainder of the term of the Director being replaced or, in the case of an additional Director, for the remainder of the term of the class to which the Director has been assigned. All Directors shall continue in office until the election and qualification of their respective successors in office. When the number of Directors is changed, subject to the rights of the holders of any series of Preferred Stock, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the Continuing Directors then in office, though less than a quorum, so as to make all classes as nearly equal in number as possible. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. A "Continuing Director" means any Director then serving who was a member of the Corporation's Board of Directors on September 30, 2001, or who was recommended for appointment or election (before such person's initial assumption of office as a Director) by a majority of the Continuing Directors or a nominating committee of the Board consisting solely of Continuing Directors.

     Section 7.03. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all of the shares of the class or classes of Common Stock, or series of Preferred Stock, that elected them. Directors may be removed by the Board of Directors only for cause. For purposes of this Section 7.03, the term "cause" means an act or acts of dishonesty by a Director constituting a felony under applicable law and resulting or intending to result directly or indirectly in improper gain to or personal enrichment of such Director at the Corporation's expense.

     Section 7.04. Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of Shareholder nominations for the election of Directors and of business to be brought by Shareholders before any meeting of the Shareholders of the Corporation shall be given in the manner provided in the Corporation's Code of By-Laws.

     Section 7.05. Calling of Special Shareholder Meetings. Special meetings of the Shareholders of the Corporation may only be called by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors of the Corporation.

     Section 7.06. Code of By-Laws. The Board of Directors of the Corporation shall have power, without the assent or vote of the Shareholders, to make, alter, amend or repeal the Code of By-Laws of the Corporation by the affirmative vote of a number of Directors equal to a majority of the number who constitute a full Board of Directors at the time of such action. Shareholders shall not have any power to make, alter, amend or repeal the Corporation's Code of By-Laws.

     Section 7.07. Factors to be Considered by Board. In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including making or declining to make any recommendation to the Shareholders of the Corporation, the Board of Directors may in its discretion consider the long-term as well as short-term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the Directors deem appropriate, the social and economic effects of such action on present and future employees, suppliers, customers of the Corporation and its subsidiaries, the effect upon communities in which offices or other facilities of the Corporation are located, and the effect on the Corporation's ability to fulfill its corporate obligations, and any other factors the Directors consider pertinent.

     Section 7.08. Authorized Board Actions. In furtherance and not in limitation of the powers conferred by law or in these Articles of Incorporation, as the same may, from time to time, be amended, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the Shareholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation (which issuance may be with or without consideration, and may (but need not) be issued pro rata), which rights, options, capital stock, notes, evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof. For purposes of this Section 7.08, a "person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.

     Section 7.09. Amendment, Repeal. Notwithstanding anything contained in the Articles of Incorporation or the Code of By-Laws of the Corporation to the contrary and notwithstanding that a lesser percentage or no vote may be specified by law, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, change or repeal this Article 7.


                      CURRENT TEXT OF ARTICLES 5, 6 AND 7


Set forth below is the current text of Articles 5, 6, and 7 before giving effect to the proposed amendments set forth above, for purposes of comparison:


                                    ARTICLE 5

                                Number of Shares

     The total number of shares which the Corporation shall have authority to issue is Sixty Million (60,000,000) shares, all of which are without par value.


                                    ARTICLE 6

                                 Terms of Shares

     Section 6.01. Designation of Classes, Number and Par Value of Shares. The shares of authorized capital shall be divided into Ten Million (10,000,000)
shares of Preferred Stock, without par value, as hereinafter provided ("Preferred Stock"), and Fifty Million (50,000,000) shares of Common Stock, without par value ("Common Stock"), as hereinafter provided.

     Section 6.02. Rights, Privileges, Limitations and Restrictions of Preferred Stock. The Board of Directors of the Corporation is vested with authority to determine and state the designations and the relative preferences, limitations, voting rights, if any, and other rights of the Preferred Stock and of each series of Preferred Stock by the adoption and filing in accordance with the Act, before the issuance of any shares of such Preferred Stock or series of Preferred Stock, of an amendment or amendments to these Articles of Incorporation as the same may, from time to time, be amended, determining the terms of such Preferred Stock or series of Preferred Stock ("Preferred Stock Designation"). All shares of Preferred Stock of the same series shall be identical with each other in all respects. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors ("Voting Stock"), voting as a single class, without a separate vote of the holders of the Preferred Stock or any series thereof, unless a vote of any such holders is required pursuant to the Preferred Stock Designation.

 Section 6.03. Rights, Privileges, Limitations and Restrictions of Common Stock.

          Clause 6.031. Two Classes. The authorized shares of Common Stock shall be divided into Thirty Million (30,000,000) shares of class A common stock, without par value ("Class A Common Stock") and Twenty Million (20,000,000) shares of class B common stock, without par value ("Class B Common Stock"). All shares of each class of Common Stock shall be identical with each other in all respects, except with respect to voting rights and conversion, as indicated below.

          Clause 6.032. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the shares of Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation and of all shares of stock having priority over the Common Stock, in the event of voluntary or involuntary liquidation, dissolution or winding up, to share ratably in the remaining net assets of the Corporation.

          Clause 6.033. Voting Rights. The holders of shares of Class B Common Stock are entitled to cast five (5) votes per share in respect of the election or removal of members of the Board of Directors elected by the holders of Common Stock. The holders of shares of Class A Common Stock are entitled to cast one (1) vote per share in respect of the election or removal of members of the Board of Directors elected by the holders of Common Stock. On all other matters, every holder of shares of Common Stock shall have the right, at every Shareholders' meeting, to one (1) vote for each share of Common Stock standing in his or her name on the books of the Corporation, except as otherwise provided in the Act. At any time that shares of only one class of Common Stock are issued and outstanding, the holders of shares of such class shall have the right, subject to the rights of the holders of any series of Preferred Stock, to elect all members of the Board of Directors.

          Clause 6.034. Conversion of Class B Common Stock. Any shares of Class B Common Stock disposed of by a holder of Class B Common Stock shall automatically convert to shares of Class A Common Stock on a share for share basis immediately upon such disposition, except for a disposition of shares of Class B Common Stock (i) whereby the original disposing holder of the shares of Class B Common Stock is still deemed to be a beneficial owner of such shares of Class B Common Stock under the rules and regulations under Section 13(d) of the Securities Exchange Act of 1934, as amended, or
     (ii) in which the transferee was a shareholder of Union Holding Company, Inc., an Indiana corporation, on the date immediately prior to the consummation of an intitial public offering of Common Stock of the Corporation, or a voting trust in which only such persons hold beneficial interests. Each share of Class B Common Stock that is converted into a share of Class A Common Stock or is otherwise reacquired by the Corporation shall be cancelled and shall be ineligible for reissue.

     Section 6.04. Issuance of Shares. The Board of Directors has authority to authorize and direct the issuance by the Corporation of shares of Preferred Stock and Common Stock at such times, in such amounts, to such persons, for such considerations and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles of Incorporation, as the same may, from time to time, be amended. After an initial public offering of the Class A Common Stock, while the Class A Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, no additional shares of Class B Common Stock shall be issued without the approval of the holders of Class A Common Stock, voting as a class.

     Section 6.05. Distribution Upon Shares. The Board of Directors has authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of the issued and outstanding shares of Preferred Stock and Common Stock (i) without obtaining the affirmative vote or the written consent of the holders of the shares of the class or series in which the payment or distribution is to be made, and (ii) at such times, in such amount and forms, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles of Incorporation, as the same may, from time to time, be amended. Cash dividends paid with respect to shares of Common Stock shall be paid in equal amounts upon each share of each class of Common Stock. Notwithstanding the foregoing, dividends consisting of shares of Class A Common Stock and Class B Common Stock may be paid only as follows: (i) shares of Class A Common Stock may be paid only to holders of Class A Common Stock, (ii) shares of Class B Common Stock may be paid only to holders of Class B Common Stock, and
(iii) shares of Common Stock shall be paid in the same rate or ratio in respect of each outstanding share of Class A Common Stock or Class B Common Stock.

     Section 6.06. Acquisition of Shares. The Board of Directors has authority to authorize and direct the acquisition by the Corporation of the issued and outstanding shares of Preferred Stock and Common Stock at such times, in such amounts, from such persons, for such considerations, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the Act, other applicable laws and these Articles of Incorporation, as the same may, from time to time, be amended.

     Section 6.07. Recognition Procedure for Beneficial Ownership of Shares or Rights. The Board of Directors may establish in the Code of By-Laws of the Corporation a recognition procedure by which the beneficial owner of any share or right of the Corporation that is registered on the books of the Corporation in the name of a nominee is recognized by the Corporation, to the extent provided in any such recognition procedure, as the owner thereof.

     Section 6.08. Disclosure Procedure for Beneficial Ownership of Shares or Rights. In order to more effectively deal with transactions which, when consummated, would result in a change of control of the Corporation, the Board of Directors may establish in the Corporation's Code of By-Laws a disclosure procedure by which the name of the beneficial owner of any share or right of the Corporation that is registered on the books of the Corporation in the name of a nominee shall, to the extent not prohibited by the Act or other applicable laws, be disclosed to the Corporation. Any disclosure procedure established by the Board of Directors may include reasonable sanctions to ensure compliance therewith, including without limitation (i) prohibiting the voting of, (ii) providing for mandatory or optional reacquisition by the Corporation of, and
(iii) the withholding or payment into escrow of any dividend or other distribution in respect of, any share or right of the Corporation as to which the name of the beneficial owner is not disclosed to the Corporation as required by such disclosure procedure.

     Section 6.09. No Pre-emptive Rights. The holders of the Common Stock and the holders of the Preferred Stock or any series of the Preferred Stock shall have no pre-emptive rights to subscribe to or purchase any shares of Common Stock, Preferred Stock or other securities of the Corporation.

     Section 6.10. Record Ownership of Shares or Rights. The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right of the Corporation is registered on the books of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or any other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

                                    ARTICLE 7

                                   Directors

     Section 7.01. Number. The number of Directors of the Corporation shall not be less than five (5) nor more than fifteen (15), as may be specified from time to time by resolution adopted by a majority of the total number of the Corporation's Directors. If and whenever the Board of Directors has not specified the number of Directors, the number shall be five (5). At each Annual Meeting of Shareholders, Directors elected by the Shareholders shall be elected for a term of office to expire at the next succeeding Annual Meeting of Shareholders after their election. Each Director shall hold office until his successor is chosen and qualified. Directors need not be Shareholders of the Corporation. There shall be no cumulative voting by Shareholders of any class or series in the election of Directors of the Corporation.

     Section 7.02. Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the Continuing Directors (as defined below in this Section 7.02) remaining on the Board of Directors, although less than a quorum of the Board of Directors. Directors so chosen shall hold office for a term expiring at the next succeeding Annual Meeting of Shareholders after their appointment. No decrease in the number of authorized Directors constituting the entire Board of Directors shall shorten the term of any incumbent Director. For purposes of this Section 7.02, a "Continuing Director" shall mean any Director then serving as such who was a member of the Corporation's Board of Directors on May 1, 1994, or on the effective date of an initial public offering of the Class A Common Stock or who was recommended for appointment or election (before such person's initial assumption of office as a Director) by a majority of the Continuing Directors then on the Board.

     Section 7.03. Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all of the shares of the class or classes of Common Stock, or series of Preferred Stock, that elected them. Directors may be removed by the Board of Directors only for cause. For purposes of this Section 7.03, the term "cause" means an act or acts of dishonesty by a Director constituting a felony under applicable law and resulting or intending to result directly or indirectly in improper gain to or personal enrichment of such Director at the Corporation's expense.

     Section 7.04. Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of Shareholder nominations for the election of Directors and of business to be brought by Shareholders before any meeting of the Shareholders of the Corporation shall be given in the manner provided in the Corporation's Code of By-Laws.

     Section 7.05. Calling of Special Shareholder Meetings. Special meetings of the Shareholders of the Corporation may only be called by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of Directors of the Corporation.

     Section 7.06. Code of By-Laws. The Board of Directors of the Corporation shall have power, without the assent or vote of the Shareholders, to make, alter, amend or repeal the Code of By-Laws of the Corporation by the affirmative vote of a number of Directors equal to a majority of the number who constitute a full Board of Directors at the time of such action. Shareholders shall not have any power to make, alter, amend or repeal the Corporation's Code of By-Laws.

     Section 7.07. Factors to be Considered by Board. In addition to any other considerations which the Board of Directors may lawfully take into account, in determining whether to take or to refrain from taking corporate action on any matter, including making or declining to make any recommendation to the Shareholders of the Corporation, the Board of Directors may in its discretion consider the long-term as well as short-term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the Directors deem appropriate, the social and economic effects of such action on present and future employees, suppliers, customers of the Corporation and its subsidiaries, the effect upon communities in which offices or other facilities of the Corporation are located, and the effect on the Corporation's ability to fulfill its corporate obligations, and any other factors the Directors consider pertinent.

     Section 7.08. Authorized Board Actions. In furtherance and not in limitation of the powers conferred by law or in these Articles of Incorporation, as the same may, from time to time, be amended, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board or such committee may determine to be reasonably necessary or desirable to (A) encourage any person to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the Shareholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation (which issuance may be with or without consideration, and may (but need not) be issued pro rata), which rights, options, capital stock, notes, evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof. For purposes of this Section 7.08, a "person" shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities.

     Section 7.09. Amendment, Repeal. Notwithstanding anything contained in the Articles of Incorporation or the Code of By-Laws of the Corporation to the contrary and notwithstanding that a lesser percentage or no vote may be specified by law, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or any Preferred Stock Designation, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, change or repeal this Article 7.



Set forth below is the text of a proposed new Section 9.10 of the Articles of Incorporation being proposed to the shareholders for approval:


                                    ARTICLE 9

                                 Indemnification



     Section 9.10. Limitation. Notwithstanding any provision of this Article, without advance specific approval by the Board of Directors, no employee or agent of the Corporation who may be entitled to indemnification under this
Article 9, and who was not a Director or Officer at the time of the event, act or omission giving rise to a claim for indemnity hereunder, shall be entitled to indemnity hereunder if such person is or has been a plaintiff or claimant in any action, suit or proceeding against the Corporation, or any of its Officers or Directors, involving conduct in their capacities as such.

PROXY                     UNION ACCEPTANCE CORPORATION                     PROXY
               Proxy Solicited on Behalf of the Board of Directors
            For The Annual Meeting of Shareholders-November 13, 2001


     The undersigned appoints Rick A. Brown and Leeanne W. Graziani, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the shares of Class A and Class B Common Stock of Union Acceptance Corporation which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders thereof to be held on November 13, 2001, or at any adjournment thereof.

     Unless otherwise marked, this proxy will be voted FOR the election of the nominees named, and FOR each of the other proposals identified on the reverse side. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                    USING THE ENCLOSED ENVELOPE OR FOLLOW THE
                   TELEPHONE OR INTERNET VOTING INSTRUCTIONS
                              ON THE REVERSE SIDE


COMMENTS:_______________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                 (If you noted comments above, please mark the
                     corresponding box on the reverse side)


                  (Continued and to be signed on reverse side.)


 -    -    -    -    -    -    -    -    -    -    -    -    -    -    -    -

               THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
                          UNION ACCEPTANCE CORPORATION

                                                  For      Withhold      For all
                                                  All         All        Except

1.     Election of Directors

       Nominees: 01-J. Davis,                     [ ]         [ ]          [ ]
                 02-J. Eggemeyer, III,
                 03-T. Heagy, 04-W. McKnight,
                 05-D. Sherman, 06-J. Stainbrook,
                 07-M. Stout, 08-R. Waterfield,
                 09-T. West


To withhold authority to vote,
mark "For All Except" and write
the nominee's number on the line below.

_________________________________


                                                        For   Against    Abstain

Vote On Proposals

2.     Ratification of DeLoitte & Touche LLP as         [ ]     [ ]        [ ]
       auditors for the period ending
       December 31, 2001.

3.     Approval of Amendment to Union Acceptance        [ ]     [ ]        [ ]
       Corporation 1999 Incentive Stock Plan

4.     Charter amendment: Elimination of Class B        [ ]     [ ]        [ ]
       voting preference in Election of Directors;
       Election of Directors in Three Classes.

5.     Charter amendment: Increase in the Number        [ ]     [ ]        [ ]
       of Authorized Shares

6.     Charter amendment: Limitation of Indemnity       [ ]     [ ]        [ ]




                                        The undersigned  acknowledges receipt of
                                        the   Notice   of  Annual   Meeting   of
                                        Shareholders and the Proxy Statement.

                                        If you plan on attending the meeting,
                                        please check box to the right.      [ ]

                                        For comments, please check the box and
                                        write them on the back where
                                        indicated                           [ ]


                                        Dated: ___________________________, 2001


                                        ________________________________________
                                        Signature



                                        ________________________________________
                                        Please  sign  exactly  as name  appears.
                                        Joint    owners    should    each   sign
                                        personally. Where applicable, indicate your official position or representation capacity.


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[UAC LOGO]
Union Acceptance Corporation
250 N. Shadeland Avenue
Indianapolis, Indiana 46219



               IF YOU WISH TO VOTE BY TELEPHONE OR THE INTERNET,
                      PLEASE READ THE INSTRUCTIONS BELOW.



TO VOTE BY PHONE -- 1-800-590-6903

     Use any touch-tone telephone to transmit your voting instructions up until 11:49 P.M. Eastern Time, November 13, 2001. Have your proxy card in hand when you call. You will be prompted to enter you 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

TO VOTE BY INTERNET -- www.proxyvote.com

     Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, November 13, 2001. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

TO VOTE BY MAIL

     Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Union Acceptance corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

     Do not return you proxy card if you voted by Telephone or the Internet